As filed with the Securities and Exchange Commission on

Registration No. 333-104131

Securities and Exchange Commission

Washington, D.C. 20549

Form SB2/A

Amendment No.11

Registration Statement under

the Securities Act of 1933

Wine Purveyors International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	71-0928250
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

5990

(Primary Standard Industrial

(Classification Code Number)

15208 Jarrettsville Pike

Monkton, Maryland 21111

(410) 303-9879

(410) 321-1799 Fax

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James Price

15208 Jarrettsville Pike

Monkton, Maryland 21111

(410) 303-9879

(410) 321-1799 Fax

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jonathan Dariyanani, Esq.

1329 Clay Street, Suite 300

San Francisco, CA 94109

(415)699-7121 Tel

(415) 358-5548 Fax

Approximate date of commencement of proposed sale to the public:

Promptly after the effective date of this registration statement.

    Concluding date of the offering:

    This offering will terminate 3 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission, unless extended a maximum of another 3 months at our sole discretion. If this form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [].

     If this form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [].

     If this form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [].

     If delivery of the prospectus is expected to be made under Rule 434, please check the following box [].

     If this form is filed to register securities for an offering to be made on a continuous or delayed basis in the future under Rule 415, please check the following box [X].

Calculation of registration fee

Title of

Each Class

of

               Amount of

Securities                 Shares to

          Proposed Maximum       Proposed Maximum      Amount of

to be                         be

          Offering Price                 Aggregate                     Registration

Registered (1)          Registered               Per Unit                          Offering Price               Fee

---------------             -----------------          -------------------             -------------------             ------------- --

Common shares        1,000,000                 $ 1.00                              $ 1,000,000                    $ 126.70

to be sold by

company (2)

Common shares        1,004,100                 $ 1.00                               $ 1,004,100                   $ 127.22

to be sold by

selling

shareholders

(1)

Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(o) of the Securities Act of 1933.  The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting according to such Section 8(a), may determine.

(2)

For the common shares sold by the Company, we intend to offer a minimum of 100,000 shares of our common stock (the "Shares") up to a maximum of 1,000,000 Shares.

Prospectus (subject to completion)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Issued [to be dated upon printing of prospectus] 2004

2,004,100 Shares of Common Stock at $1.00 per share

WINE PURVEYORS INTERNATIONAL, INC.

COMMON STOCK

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

 This prospectus relates to our offering of 1,000,000 shares of our common stock at a price of $1.00 per share and the offering by certain selling shareholders of 1,004,100 shares of our common stock at a price of $1.00 per share. We will not receive any proceeds from the sale of any of the shares by selling shareholders.   Both offerings will be sold at a fixed price of $1.00 per share until the completion of the offering. We are offering for sale a minimum of 100,000 shares, up to a maximum of 1,000,000 shares of common stock on a “self-written” basis. This is our initial public offering, and no public market currently exists for any of our securities.  We will establish an escrow account in the name of our attorney, Jonathan Dariyanani, and all proceeds will be deposited into said account until such time as the minimum subscription of $100,000 is raised, at which time the funds will be released to us for use in operations. In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

Our selling shareholders are offering shares for sale at a price of $1.00 per share concurrently with the offering by the company.  The offering of 1,004,100 shares by the selling shareholders increases the number of shares on the market, which could have a substantial negative effect on the resale price that the purchasers of this offering may obtain for resale of their securities at a future date. Investors purchasing from selling shareholders will not have their funds placed in escrow.  There is no minimum subscription for the selling shareholder offering.  Therefore, purchasers of shares from the selling shareholders will not have the benefit of the escrow provisions available to purchasers of shares directly from the company.

To our knowledge, the selling shareholders have no arrangement with any brokerage firm for the sale of the Shares. The selling shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

This is a highly risky investment.

We have described these risks under the Caption “Risk Factors” beginning on page 9.

These securities are not listed on any national securities exchange or the NASDAQ Stock Market.

The primary offering by the company and the secondary offering by the selling shareholders will commence promptly after the effectiveness of this registration statement.  This offering will terminate 3 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission, unless extended a maximum of another 3 months at our sole discretion.

	Price to Public (1)	Sales Commission	Proceeds to selling stockholders
Per Share	$1.00	$0.00	$1.00
Total	$1,004,100	$0.00	$1,004,100

	Price to Public	Sales Commission	Proceeds to Company
Per Share	$1.00	$0.00	$1.00
Total Offering-
Minimum Offering (2)	$100,000	$0.00	$100,000
Maximum Offering (3)	$1,000,000	$0.00	$1,000,000

(1)

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our shares will ever develop.

(2)

We will establish an escrow account in the name of our attorney, Jonathan Dariyanani, and all proceeds will be deposited into said account until such time as the minimum subscription of $100,000 is raised, at which time the funds will be released to us for use in our operations. See "Use of Proceeds" and "Plan of Distribution".

(3)

The proceeds to the Company are shown before deduction for registration, legal, accounting, printing, and other expenses, estimated at $28,000. See "Use of Proceeds" and "Dilution".

Table of contents

Page

Inside front and outside back cover pages of prospectus

3

Summary information and risk factors

6

Dilution

13

Use of proceeds

14

Determination of offering price

17

Plan of distribution

17

Selling security holders

19

Legal proceedings

24

Directors, executive officers, promoters and control persons

24

Executive compensation

25

Security ownership of certain beneficial owners and management

26

Description of securities

28

Interest of named experts and counsel

28

Changes in and disagreements with accountants on accounting

29

and financial disclosure

Disclosure of commission position on indemnification for

29

securities act liabilities

Description of business

29

Plan of Operation

35

Description of property

39

Certain relationships and related transactions

39

Market for common equity and related stockholder matters

40

Financial statements

42

Summary information and risk factors

Our selling shareholders are offering shares for sale at a price of $1.00 per share concurrently with the offering by the company.  The offering of 1,004,100 shares by the selling shareholders could have a substantial negative effect on the price of Wine Purveyors shares.  The selling shareholders are more than doubling the amount of available shares for purchase by the public.  It is substantially certain that the increase in shares on the market will have a negative effect on the resale price of Wine Purveyors shares and may make it difficult for purchasers of this offering to resell the shares at a profit or at all.  There is no arrangement to address this possible negative effect and Wine Purveyors has not put any restrictions whatsoever on sales by the selling shareholders in order to address the effect of the selling shareholder sales on the price of Wine Purveyors stock.

Prospectus summary

You should read the following summary together with the more detailed information regarding Wine Purveyors International and the common stock being sold in this offering and our financial statements and notes appearing elsewhere in this prospectus.

Wine Purveyors International, Inc.

Principal Executive Offices

15208 Jarrettsville Pike

Monkton, Maryland 21111

(410) 303-9879

 Wine Purveyors International, Inc. is a development stage company that was organized under Nevada law on January 17, 2003.  We presently have no operations or customers.  We intend to engage in the business of providing wine, port, champagne and accessories to consumers, wine collectors and wine investors.  The only inventory of wine that we do have presently is a small quantity of wine, which we purchased from the private collection of our chief executive officer, James Price.  The inventory of wine consists of approximately 38 cases of French and California wine, which chief executive officer James Price sold to us for a purchase price of $51,298 on January 31, 2003.

 We intend to market and distribute wine via the Internet and a chain of retail stores.  Both an Internet sales capability and the retail stores have yet to be developed.  To date, we have derived no revenue, have no customers and are not yet offering our products and services for sale.

Key Terms of the Primary Offering

We are offering for sale 1,000,000 common shares to the public at a price of $1.00 per share. This offering is a self-underwritten offering with 100,000 minimum number of shares that must be purchased and a maximum of 1,000,000 shares that will be available for purchase.  We will establish an escrow account in the name of our attorney, Jonathan Dariyanani, and all proceeds will be deposited into said account until such time as the minimum subscription of $100,000 is raised, at which time the funds will be released to us for use in operations. In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest. The shares will be sold by David Grimm, our director of retail operations. There can be no assurance that we will be able to sell any of the shares we are offering.  We have determined the initial offering price of the shares arbitrarily.   The per share price bears no relationship to our assets, earnings, book value or any other set of traditional valuation criteria.  If the offering is fully subscribed, we will raise $1,000,000, before expenses of the offering.

The Primary Offering
Common Stock Offered	A minimum of 100,000 and up to a maximum of
1,000,000 shares of common stock, par value $.001.
Common stock to be outstanding after this offering	10,1000,000 shares (Minimum Offering) 11,000,000 shares (Maximum Offering)
Offering Price per Share	$1.00
Offering Period	This offering will terminate 3 months after the
accompanying registration statement is declared effective by the Securities and Exchange Commission, unless extended a maximum of another 3 months at our sole discretion.
Gross Proceeds to Our Company	$1000,000 (Minimum Offering)
$1000,000 (Maximum Offering)
Use of Proceeds	For general corporate purposes, including working
capital, development of our website, the opening of our first retail store, staffing, advertising, marketing and sales expenses.

Key Terms of the Secondary Offering

We are also registering 1,004,100 shares for sale by certain selling shareholders at a price of $1.00 per share.  We will not receive any of the proceeds of any of the sales of the shares by the selling shareholders.     We estimate that in addition to the expenses associated with the primary offering, the selling shareholders will incur an additional $3,000 for expenses. This includes the additional registration, legal and accounting fees associated with the secondary offering. Mr. James Price has agreed to pay for the cost of registering these shares by the selling shareholders. However, Mr. Price may request reimbursement of these registration expenses at such time as the Company has sustained annual revenues of $500,000 or more, on an annualized basis, for a period of at least three months. There is no written agreement as to this matter.  The selling shareholders will distribute their shares directly to individual purchasers or through a broker dealer or they will offer their shares for sale on the over the counter bulletin board market.

The selling shareholders are more than doubling the amount of available shares for purchase by the public.  It is substantially certain that the increase in shares on the market will have a negative effect on the resale price of Wine Purveyors shares and may make it difficult for purchasers of this offering to resell the shares at a profit or at all.  There is no arrangement to address this possible negative effect and Wine Purveyors has not put any restrictions whatsoever on sales by the selling shareholders in order to address the effect of the selling shareholder sales on the price of Wine Purveyors stock.

The foregoing information is based on the number of shares of common stock outstanding as of August 31, 2004.

SUMMARY FINANCIAL DATA

 The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to June 30, 2004 and the balance sheet data at June 30, 2004 and September 30, 2003 come from Wine Purveyors International audited  Financial Statements included elsewhere in this Prospectus. The statement of operations data for the period inception to September 30, 2003 and June 30, 2004 come from Wine Purveyors International audited financial statements for that period, which are included in this Prospectus. These statements include all adjustments that Wine Purveyors International considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended June 30, 2004 do not necessarily indicate the results to be expected for any future period.

BALANCE SHEET DATA:

WINE PURVEYORS INTERNATIONAL, INC.

(A Development Stage Enterprise)

BALANCE SHEETS

ASSETS

June 30,

September 30,

2004

2003

Current Assets

Cash

$

481

$

481

Inventory

51,298

51,298

Total Current Assets

51,779

51,779

Total Assets

$

51,779

$

51,779

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable

$

4,372

$

510

Accrued interest

3,634

1,709

Note payable to related party

51,298

 --

Total Current Liabilities

59,304

2,219

Long-Term Liabilities

Note payable to related party

--

51,298

Total Liabilities

59,304

53,517

Stockholders’ Deficit

Common stock – $0.001 par value; 50,000,000 shares

   authorized; 10,000,000 shares issued and outstanding

10,000

10,000

Additional paid-in capital

43,454

22,550

Deficit accumulated during the development stage

(60,979)

(34,288)

Total Stockholders’ Deficit

(7,525)

(1,738)

Total Liabilities and Stockholders’ Deficit

$

51,779

$

(51,779)

STATEMENT OF OPERATIONS DATA:

WINE PURVEYORS INTERNATIONAL, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

Cumulative

January 17,

January 17,

2003 (date of

2003 (date of

Nine months

inception)

inception)

Ended

through

through

June 30,

September 30,

June 30,

2004

2003

2004

Revenue

$

--

$

--

$

--

General and administrative expenses

24,766

32,579

57,345

Interest expense

1,925

1,709

3,634

Net Loss

$

(26,691)

$

(34,288)

$

(60,979)

Basic and Diluted Loss per Share

$

--

$

--

$

--

Weighted Average Number of Shares

         Outstanding

10,000,000

9,883,721

Risk factors

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Risks and uncertainties, in addition to those we describe below, that are not presently known to us, or that we currently believe are immaterial may also impair our business operations. If any of the following risks occur, our business could be harmed, the price of our common stock could decline and you may lose all or part of your investment.

Concurrent, unrestricted sales of 1,004,100 shares of stock by our selling shareholders could have a huge negative impact on our share resale price, the market for our shares and the success of the primary offering by the company.

Our selling shareholders are offering shares for sale at a price of $1.00 per share concurrently with the offering by the company.  The offering of  1,004,100 shares by the selling shareholders could have a substantial negative effect on the resale price of Wine Purveyors shares.  The selling shareholders are more than doubling the amount of available shares for purchase by the public.  It is substantially certain that the increase in shares on the market will have a negative effect on the resale price of Wine Purveyors shares and may make it difficult for purchasers of this offering  to resell the shares at a profit or at all.  There is no arrangement to address this possible negative effect and Wine Purveyors has not put any restrictions whatsoever on sales by the selling shareholders in order to address the effect of the selling shareholder sales on the price of Wine Purveyors stock.

Selling shareholders can sell their shares anytime during the offering period regardless if the minimum subscription is reached in this minimum/maximum offering.

With any minimum/maximum offering, it is possible that we may not reach the minimum. However, the selling shareholders can sell their shares for the duration of the offering regardless if the minimum subscription is reached. We will not receive any proceeds from the sale of common stock by the selling shareholders in this offering.  However, if the minimum subscription is not reached, purchasing from the selling shareholders could be risky, because we may not raise the needed proceeds in order to conduct our business plan and you may lose all or part of your investment.

Because we do not currently have any relationships with any vineyards, distillers, wholesalers or distributors, there is no assurance of when, if ever we will be successful in establishing such relationships and as a result we may never have a sufficient inventory to secure any customers.

Securing relationships with appropriate suppliers involves a number of important steps:

•

Establishing sufficient brand recognition to attract the attention of desirable vineyards and suppliers;

•

Offering sufficient financial incentives and marketing resources as to attract appropriate suppliers;

•

Maintaining a sufficient sales volume to justify continued interest on the part of suppliers.

Identifying and contracting with appropriate suppliers involves the successful execution of the above steps, which requires capital and human resources.  We may not have sufficient capital or human resources to successfully accomplish these steps.   If we fail to identify, contract with and retain appropriate suppliers, we will not have a successful product offering and our business will fail.

We may not be able to develop retail shops or an Internet website to offer any wines, ports, champagnes or accessories to the public and as a result may not have any method to sell products to customers.

    In order to establish these venues to market these products we must establish;

•

An Internet website highlighting all of our featured brands, inventory and products for sale;

•

E-commerce capability on our Internet website so that we can facilitate the sale and delivery of products directly to consumers;

•

Retail stores in locations, which are appropriate for our customers.

All of these projects are in the very early stages of development and require substantial time and resources to complete.  We do not currently have the resources or staff to complete the projects and may not develop the technical, financial or human resources to complete these projects.  Without completing these projects successfully, we will not have a mechanism for revenue and we will fail.

Our limited operating history and lack of profit make future prospects for profit highly uncertain which therefore makes future prospects for our stock and its valuation very difficult to evaluate.

        We have only been in business since January 17, 2003.  There is no meaningful historical data for an investor to evaluate.  As of June 30, 2004 we had $51,779 in assets and $59,304 in liabilities. We had $481 available in cash as of June 30, 2004.  We have never derived any revenues or profits.  The revenue and income potential of our business and the market for on-line sales of our products or retail sales of our products within the mall environment has to be proven.  We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets.  We intend to make significant investments in our infrastructure, website and retail shops. As a result, we had a net loss from operations in second quarter 2004 and may not be able to reach or sustain profitability in the future.

Because we have no customers currently and there can be no assurance that we will acquire customers,  we may never sell our products.

        We expect that many of the same factors that will influence potential purchasers to visit our retail or on-line shop will also control their purchasing.  We may not be successful in achieving either of these ends without being able to:

• Drive consumers willing to spend more than $100 per purchase to our website or retail stores;

• Develop distribution relationships with vendors that will appeal to our customer demographic, both on-line customers and retail storefront customers;

• Establish and enhance our infrastructure to handle a large amount of brands, vintners and products;

• Continue to research and develop precise locations for our retail stores;

• Diversify our product offerings to appeal to a more diverse range of wine, port and champagne connoisseurs, investors and collectors.

 Our investment in these programs will require substantial amounts of cash, which may not be available.  Such expenditures will affect adversely our short-term profitability. Additionally, we may fail to successfully implement these programs or otherwise fail to develop a qualified audience of purchasers.  Such a failure would impact revenues adversely, and cause our business to suffer.

We may not be able to compete effectively against dominant companies in the retail wine, port or champagne and accessories market or the on-line business because we lack the equipment, staff, strategic alliances and experience and therefore may not be able to sell product profitably.

 There are numerous, well-financed competitors who offer wine, port, champagne and related accessories for sale through retail locations and/or web sites which will directly compete with Wine Purveyors for new and high-demand vineyards, distillers, wholesalers, and distributors, customers and collectors.  Several competitors have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing wine, port, champagne and accessories to the public than Wine Purveyors does.   These competitors include:

•

Pinehurst Fine Wines

•

Mills Wine Shop

•

Berry Bros. And Rudd

•

Sokolin

•

Wine.com

•

ewine.com

       We have not demonstrated that we can compete successfully against these competitors and we may not be able to in the future.  If we are unable to effectively compete in the fine wine, port and champagne industry, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

If sole officer and director James Price leaves prior to securing a replacement, the company will be left without management or employees and its business operations would cease.

Our sole director and chief executive officer, James Price, is entirely responsible for the development and execution of our business.  He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, we will fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the body of vineyards, complete the website and secure retail store space for us.  We will fail without Mr. Price or an appropriate replacement.

Conflicts of interest exist between Mr. Price’s  role as CEO of Wine Purveyors and other business interests which may result in self-dealing and diminished corporate opportunities.

 Although Mr. Price’s outside business interests do not concern wine, there could arise a conflict with respect to potential financing partners, employees or strategic partners, retail space, or service providers of Wine Purveyors and Mr. Price’s outside business ventures.  Mr. Price is also the chief executive officer of Benacquista Galleries, Inc., a Nevada development stage company with plans to sell art over the Internet and in retail locations.  Benacquista has also filed a registration statement on Form SB-2 with the SEC.  Mr. Price may have conflicts between his duties to Wine Purveyors and to Benacquista related to potential investors, potential retail spaces, website contractors, his own time and attention, employees and sales people, among other conflicts.  There can be no assurance that Mr. Price will resolve these conflicts in a way that is satisfactory for the shareholders of Wine Purveyors.  Mr. Price currently spends 10-20 hours per week on business matters related to Wine Purveyors.  He currently spends 10-20 hours per week on Benacquista and spends 10-20 hours per week on Aero Financial, his consulting business.  It is not anticipated that Mr. Price will materially increase his work hours at Wine Purveyors.    It is possible that Mr. Price’s outside business interests and his lack of full-time commitment to Wine Purveyors may materially damage our financial prospects and prospects for commercial success with our product offering.

Mr. Price has no prior experience in running a wine shop or an internet business and therefore may not be able to successfully manage the development or growth of Wine Purveyors in either field.

Mr. Price has no experience in running a wine shop or an internet business.   Additionally, Mr. Price has no experience in running or being involved in a retail business of any kind. Although Mr. Price has some limited experience in purchasing wine on the open market, at auction and abroad, this experience may not be useful in purchasing wine for the retail market.  Both the retail wine and internet business present serious managerial and operational challenges.  Mr. Price’s inexperience may cause us to make serious mistakes in the development or implementation of our business plan which could make it impossible for us to profitably purchase and offer wine for sale, either in a retail store or on the Internet.  He may be unable to develop or grow a business in this field due to his inexperience.

Our offering of common stock is being conducted by our director of retail operations, David Grimm, who has no experience in the public sale of our securities and may not be successful in selling any shares of our common stock.

We are offering 1,000,000 shares of common stock on a direct placement basis under the provisions of Rule 3a4-1 of the Exchange Act. We have never engaged in the public sale of our securities, and have no experience in conducting public securities offerings. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. There can be no assurance that we will be successful in selling any shares of common stock offered hereby, and as a result, we may not receive any proceeds from our direct offering.

Because we may not be able to raise sufficient proceeds from this offering to commence operations, we may not have a means to acquire or sell wine and might never be operational or profitable, which would result in a total loss of your investment.

We believe that we will have to raise at least $100,000 in proceeds from this offering to commence operations as currently planned.  There are no other sources of financing sufficiently certain to ensure even a minimum level of operations for us.  If we fail to raise $100,000, we will return all funds raised promptly to the subscribers without deductions or interest.

Investors purchasing shares from the selling shareholders face additional risks of a loss of investment because there is no escrow or minimum subscription on the selling shareholder offering

Because we do not currently have sufficient proceeds to commence operations and may never have sufficient proceeds to commence operations, our risk of a failure of our business increases without our raising a minimum of capital.  Money from purchases of shares by selling shareholders will not go to the company and such purchasers have no assurance that the company will raise sufficient proceeds to commence operations.  There is no escrow or minimum subscription required in the selling shareholder offering.  Therefore, such selling shareholder purchases involve the risk that the company will never commence operations and there will be a total loss of investment.

Due to our dependence on offering proceeds to commence operations, we may not raise such proceeds in a timely fashion and our commencement of operations might be seriously or permanently delayed.

We do not have enough cash to commence operations without raising sufficient proceeds from the offering.  We have indicated in this prospectus that we intend to commence operations within 3 months after the accompanying registration statement is declared effective.  Our failure to raise the minimum proceeds in the offering by this date would result in a postponement of operations.  If we fail to secure sufficient proceeds subsequent to that date, no alternative financing may exist to allow us to commence operations.  Therefore, there might be an indefinite delay in commencement of operations and our predictions of commencement within 3 months after the accompanying registration statement is declared effective are highly uncertain.

Our stock price may experience volatility because of competitive developments and other factors beyond our control, and you may lose all or a part of your investment.

        The market prices of stock for companies, which provide wine, supplies or services particularly following an initial offering, often reach levels that bear no relationship to the past or present operating performance of those companies. These market prices may not be sustainable and may be subject to wide variations. Our stock may be volatile because our shares have not been traded publicly. Following this offering, the market price for our common stock may experience a substantial decline. The price at which shares purchased in the offering can be sold may be substantially lower than the offering price.  No public market may develop at all for the shares and you may therefore never be able to sell your shares.  The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

• Fluctuations in stock market prices and volumes; particularly among securities of companies that provide E-Commerce related services;

• Discussion of Wine Purveyors International or our stock price in online investor communities such as chat rooms;

• Changes in market valuations of similar companies;

• Announcements by Wine Purveyors or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

• Variations in our quarterly operating results;

• Additions or departures of key personnel.

        An active public market for our common stock may not develop or sustain after the offering. We determined the offering price without negotiation and with no reference to established valuation criteria, such as book value.  This price may not be indicative of prices that will prevail in the trading market. As a result, you may not be able to sell your shares of common stock at or above the offering price.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.

        The offering price is substantially higher than the pro forma, net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of $0.912 per share. This dilution is due in large part to earlier investors in our company having paid substantially less than the initial public offering price when they purchased their shares. The exercise of outstanding options and warrants and future equity issuances, will result in further dilution to investors.

We do not plan to pay dividends in the foreseeable future.

        We do not anticipate paying cash dividends to our stockholders in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to recover their investment. Investors seeking cash dividends should not purchase our common stock.

Insiders who hold 89.7% of our outstanding stock have substantial control over Wine Purveyors International that could delay or prevent a beneficial change in corporate control.

We anticipate our chief executive officer and director James Price and entities affiliated with him, in the aggregate, beneficially own approximately 89.7% of our outstanding common stock.  If these stockholders acted together, they would be able to exercise significant control over all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions, which may have the effect of delaying or preventing a third party from acquiring control over us, even if such a transaction would be beneficial to the shareholders.

The report of our independent auditors expresses substantial doubt about our ability to continue as a going concern.

The report of our independent auditors located in this filing indicates a substantial doubt about our ability to continue as a going concern due to lack of sufficient working capital and operating  history.  Our working capital is severely limited and we have no operating history . We may not have enough working capital to survive or to sustain losses and our business might fail as a result.

Special note regarding forward-looking statements

Some of the statements under  "Prospectus summary,"  "Risk factors," "Plan of operation,"   "Business,” and   elsewhere   in this   prospectus   constitute forward-looking statements.  These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may,"  "should," "expects," "plans,"  "anticipates,"  "believes,"  "estimates," "predicts,"  "potential,"  "continue” or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

Special Note regarding Cash Situation

Please note that the company is in a very tenuous cash position going forward.  There are reserves of $481 in cash.  At the present rate of expenditure, Wine Purveyors International may have a hard time surviving on this sum  There can be no assurance that Wine Purveyors International will develop any customers, or that its pricing arrangement with such customers, if located, will be sufficient to provide Wine Purveyors International with the financial resources necessary to continue operation. There can also be no assurance that proceeds raised from this offering will be sufficient to develop the contemplated offering in a store or on the website.  Additional information regarding our cash situation is located in the section labeled Plan of Operation, under the heading Cash Situation on page 40.

       Dilution

     If you invest in our shares, your interest will be diluted to the extent of the difference between the price per share of $1.00 for this offering and the net tangible book value per share of our stock upon the completion of this offering.  The net tangible book value attributable to our shares as of June 30, 2004 was ($7,525), or ($0.00075) per share. Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities. After giving effect to the sale common stock by us in this offering at  a price of $1.00 per share,  and after deducting the offering expenses payable, the adjusted net tangible book value attributable to our common stock as of June 30, 2004 would have been approximately $964,475, or $0.0877 per share. This represents an immediate increase in net tangible book value of $0.08845 per share to the holders of our existing common stock and an immediate dilution of $0.912 per share to new investors purchasing shares stock at the offering price of $1.00 per share. The following table illustrates the per share dilution:

Offering price per share

$

1.00

  Net tangible book value per share of common stock as of

     June 30, 2004.

$

(0.00075)

  Increase per share of common stock attributable to this

     offering..

$

0.08845

Adjusted net tangible book value per share of common stock

  after the offering

$

0.0877

Dilution per share to new investors

$

0.912

     The following table summarizes as of June 30, 2004, the number of shares of common stock purchased from us, the total consideration paid to us attributable to our common stock and the average price per share of common stock paid by the holders of our existing common stock and by investors purchasing shares in this offering (before deducting the offering expenses payable by us):

	Shares of Common Stock				Average
	Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share

Existing stockholders	10,000,000	90.90%	$ 10,000	1.00%	$ 0.001
New stockholders	1,000,000	9.10%	$1,000,000	9999.00%	$ 1.000

Total	11,000,000	100.00%	$1,010,000	100.00%

     As of June 30, 2004, there were also outstanding the following, which were not included in the preceding tables or calculations:

     - warrants to purchase a total of 1,000,000 shares of stock at a per share exercise price of $1.00.

The following table presents the dilution that can be expected assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.

Percent Sold	Shares	Price per Share	Dilution	Net tangible book value per share
100	1,000,000	$1.00	0.912	0.0877
75	750,000	$1.00	0.9335	0.0665
50	500,000	$1.00	0.9558	0.0442
25	250,000	$1.00	0.979	0.0209

Use of proceeds

Secondary Offering

Certain shareholders of our common stock will be selling shares in this offering.  The proceeds from the sale of shares of our common stock by selling shareholders will be received directly by the selling stockholders.  We will receive no proceeds from the sale of the common stock offered by selling shareholders under this prospectus.

With any minimum/maximum offering, it is possible that the Company may not reach the minimum. However, the selling shareholders can sell their shares for the duration of the offering regardless if the minimum subscription is reached. However, if the minimum subscription is not reached, the Company may not raise the needed proceeds in order to conduct our business plan of operations for the next 12 months. Therefore, investors who buy shares in the secondary offering may lose some or all of their investment.

Primary Offering

Assuming a minimum subscription, we estimate out net proceeds from the sale of the 100,000 shares of common stock in this direct placement offering would total $72,000 based on an assumed offering price of $1.00 per share and after deducting offering expenses which we estimate to be $25,000 for the primary and $3,000 for the secondary offerings. If we assume the sale of all 1,000,000 shares, of which there is no assurance, we estimate our net proceeds from the sale of the 1,000,000 shares of common stock in this direct placement offering would total $972,000 based on an assumed offering price of $1.00 per share and after deducting offering expenses which we estimate to be $25,000 for the primary and $3,000 for the secondary offerings. Mr. James Price has agreed to pay for the cost of registering the shares of common stock in this primary and secondary offering, which we estimate to be approximately $28,000. However, Mr. Price may request reimbursement of these registration expenses at such time as the Company has sustained annual revenues of $500,000 or more, on an annualized basis, for a period of at least three months. There is no written agreement as to this matter.  The principal purposes of this offering are to establish a public market for our common stock, increase our visibility in the marketplace and facilitate our future access to public capital markets.

        The amounts that we actually expend for working capital and other general corporate purposes will vary significantly depending on a number of factors, including future revenue growth, if any, and the amount of cash that we generate from operations. Pending these uses, we will invest the net proceeds of this offering in short-term money market and money market equivalent securities.

 No proceeds of the offering will be used to pay any debts to related parties, includingany request by our chief executive officer, Mr. Price, seeking reimbursement of registration expenses previously advanced.  No officer or director has agreed to purchase shares in this offering in order to reach the minimum subscription.

If and only if the minimum is not raised and all of the proceeds are returned to investors, the Company’s specific business plan for the next 12 months is as follows.  We have a small inventory of wine currently which we purchased from the private collection of our chief executive officer, James Price.  The inventory of wine consists of approximately 38 cases of French and California wine, which chief executive officer James Price sold to us for a purchase price of $51,298 on January 31, 2003.  Chief Executive Officer James Price intends to sell this existing inventory of wine through two mechanisms: (1) a capability on the website that could be developed using off-the-shelf software which Mr. Price has already purchased and which would allow customers to place orders for pictures of wine displayed on the site via email bids.  This would not be an interactive website, nor would it offer real-time auction capability, but it would allow buyers to view photographs of individual bottles taken by Mr. Price with his digital camera, and it would also allow extensive descriptions of the wines, including ratings from popular journals.  Mr. Price believes he has a sufficient number of acquaintances in the wine industry that he could generate sufficient traffic to result in at least a partial sale of the current inventory from the website.  There can be no assurance, of course, that this belief is correct.  (2) Mr. Price also intends to consign the wine for auction at winebid.com or in a similar on-line auction venue.  The disadvantage to selling wine through winebid.com is that the Company would have to pay consignment fees to winebid.com out of the sales proceeds of the wine.  Such a consignment fee is negotiated between a seller and auction house on an individual basis, but rates in general are between 10% and 33% of the final selling price.  We do not currently have an agreement with winebid.com, though they accept sellers of wine with similar vintages and inventory amounts to the Company’s.

Assuming that the wine is sold through one of the above mechanisms, the Company will utilize the above proceeds to develop and market an interactive, wine purchasing website.  The Company would market the website through relatively low priced web marketing mechanisms, such as a $0.05 per click through ad on a search engine like google.com, where the initial investment can be less than $1000.  The Company has no understandings with any such websites currently.  The Company would also market through word of mouth, as Mr. Price would personally contact fine restaurants, hotel catering managers and banquet halls by telephone and advise them of the Company’s current wine inventory.  Such an inventory could also be transmitted to such venues through fax and through personalized letters sent in the mail.  The company will initially accept wine from other sellers on consignment in an effort to increase the amount of available inventory.  Should sales of wine on consignment be successful, the Company would utilize proceeds to purchase wine for inventory directly from vineyards, thus being able to earn a greater profit on each individual sale.  The Company does not have any arrangements with any such vineyards at present.  As revenues are generated by the sale of wine in inventory, the Company would use such proceeds to continue to advertise and promote its website and to begin its retail store presence. If proceeds were sufficient, the Company would then open one retail store.  If proceeds were insufficient, the Company would seek to open a location as a subtenant within an existing retail merchant, preferably an upscale cooking and kitchenware store.  The Company has not made any arrangements with any such store and there can be no assurance that such subtenant arrangements would be available on terms acceptable or affordable for the Company.

The timeline for the above business plan over the next 12 months would be as follows:

Months 1-2

Interim website is built.

Existing inventory of wine is listed on interim website.

Interim website is promoted by Jim Price through word of mouth.

Existing inventory of wine is listed on a third party auction web site.

Month 3

Existing inventory of wine is sold.

Months 4-5

Fully interactive, e-commerce website is built and deployed.

Website is promoted through on-line advertising.

Additional inventory of wine is secured through consignment.

Months 6-7

Additional inventory of wine is secured directly from vineyards.

Negotiations initiated and concluded on potential site for retail store or sub-tenancy.

Months 8-11

Proceeds from initial wine sales are used to build out a single retail store or a sub-tenancy within an existing store.

Additional inventory is secured directly from vineyards.

Month 12

Retail store or sub-tenancy opens.

Use of Proceeds Table

The following table presents the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.  We expect to disburse the proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:

	Minimum Offering	Sale of 25% of Securities Offered	Sale of 50% of Securities Offered	Sale of 75% of Securities Offered	Maximum Offering
Total Proceeds	$100,000	$250,000	$500,000	$750,000	$1,000,000
Less: Estimated Primary Offering Costs	$25,000	$25,000	$25,000	$25,000	$25,000
Less: Estimated Secondary Offering Costs	$3,000	$3,000	$3,000	$3,000	$3,000

Proceeds to Company	$72,000	$222,000	$472,000	$722,000	$972,000

Internet Website	12,000	15,000	15,000	15,000	25,000
Wine Inventory	35,000	40,000	95,000	150,000	200,000
Internet Marketing	15,000	20,000	25,000	40,000	50,000
General Administrative	10,000	40,000	95,000	150,000	200,000
Rent and Salaries retail store	0	30,000	45,000	60,000	75,000
Leasehold Improvements	0	35,000	95,000	150,000	200,000
Sales and Marketing	0	25,000	50,000	75,000	100,000
Payments to Vineyards	0	17,000	45,000	70,000	100,000
Internet Alliances	0	0	7,000	12,000	22,000

TOTAL Expenses	$72,000	$222,000	$472,000	$722,000	$972,000

Categories of Expenditure Explained

General Administration constitutes our anticipated office expenses, telecommunication, printing, postage, salaries for our chief executive officer, a controller/financial officer, a paralegal for securities compliance issues, audit and legal expenses, insurance  and travel.

Leasehold improvements are the portion of funds required to make a leased retail space ready for use by us as a retail store.  These improvements might include lighting, flooring, electrical, HVAC and painting.

Sales and Marketing includes any expenses we must pay on behalf of commissioned salespeople, attendance at trade shows, advertising and hiring of a full-time sales person.

Rent and salaries retail store includes any salaries or unpaid commission advances for managers and sales people in our retail stores as well as rent for those stores.

Payments to vineyards include payments that we must make to vineyards either to guarantee their exclusivity or to have them promote or appear in our stores.

Wine inventory includes payments to vineyards or other suppliers for wine inventory to be carried in our retail stores or sold on the web.

Internet marketing includes payments to other websites, banner ads, pop up ads, direct email marketing campaigns and other forms of advertising for our stores and internet site on the internet.

Internet website includes the costs to design, host and maintain our Internet website and e-commerce capability.

Salaries.  The use of proceeds categories of general administrative, sales and marketing, and rent and salaries retail store all have a portion of their funds allocated to payment of salaries. We anticipate that approximately 60-70% of the funds allocated in these categories will be spent on salaries. The other use of proceeds categories do not have salary allocations. Mr. Price will begin taking an annual salary of $60,000, should the offering become fully subscribed.  We do not intend to provide Mr. Price with benefits of any kind.  We anticipate that no more than $100,000 in total proceeds will be used to pay a salary for Mr. Price during the first 18 months of operation after the offering is fully subscribed.  Should our revenues not be sufficient to support Mr. Price’s $60,000 salary, Mr. Price intends to forgo a salary should the company not be able to pay his salary from revenues after 18 months.  Proceeds from this offering will not be used to pay Mr. Grimm’s salary. Mr. Grimm will not begin taking his salary of $50,000 until March 1, 2005 or until revenues are sufficient to support his salary. In the event that revenues are insufficient to pay his salary, Mr. Grimm has agreed to defer his salary for up to 6 months, on a non-accruing basis.

The Wine to be purchased as an asset from the use of the offering proceeds will be acquired from vineyards and distributors who have not yet been identified.  None of the proceeds will be used to purchase wine from Mr. Price or any other related or affiliated party.

No proceeds of the offering will be used to pay any debts to related parties, including any request by Mr. Price seeking reimbursement of registration expenses previously advanced.  The Company will not honor any request by Mr. Price to be reimbursed out of the proceeds under any circumstances.

If the gross proceeds from the offering are only  $100,000, we will use the proceeds first to develop an Internet website and sales capability, second to open a retail location, third for sales, advertising and marketing.  In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.  Investors who purchase shares from selling shareholders do not have the benefit of this minimum and will not receive a return of their investment in the event that we do not raise the minimum of $100,000 in the primary offering.

Determination of the offering price

The selling shareholders may offer their stock through privately negotiated transactions at a per share price of $1.00.  After our shares are quoted on the OTC Bulletin Board, selling shareholders may sell their shares on the OTC Bulletin Board or in private transactions for $1.00 per share.  This price does not bear any relation to traditionally recognized criteria of value, book value, or other objective measure of the value of the shares.

We have arbitrarily determined the offering price of $1.00 per share. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. The price per share in this offering is substantially above its net tangible book value, and we cannot assure you that the price will accurately reflect a market price for the shares. Among factors considered by us in determining the offering price were:

•

Estimates of our business potential;

•

Our limited financial resources;

•

The amount of equity desired to be retained by present stockholders;

•

The amount of dilution to the public; and

•

The general condition of the securities markets.

Transfer agent and registrar

The company currently acts as its own transfer agent and registrar.

Plan of distribution

There are two separate offerings taking place, one by the company of 1,000,000 and one by the selling shareholders of 1,004,100 shares.

Our selling shareholders are offering shares for sale at a price of $1.00 per share concurrently with the offering by the company.  Both offerings will be sold at a fixed price of $1.00 per share until the completion of the offering. The offering of 1,004,100 shares by the selling shareholders could have a substantial negative effect on the price of Wine Purveyors shares.  The selling shareholders are more than doubling the amount of available shares for purchase by the public.  It is substantially certain that the increase in shares on the market will have a negative effect on the resale price of Wine Purveyors shares and may make it difficult for purchasers of this offering to resell the shares at a profit or at all.  There is no arrangement to address this possible negative effect and Wine Purveyors has not put any restrictions whatsoever on sales by the selling shareholders in order to address the effect of the selling shareholder sales on the price of Wine Purveyors stock.  Shares sold by the selling shareholders will be sold at $1.00 per share and we will not receive any of the proceeds.  The selling shareholders may sell their shares in private transactions or on the OTC bulletin board, should our stock be quoted for trading on the OTC bulletin board.

To our knowledge, the selling shareholders have no arrangement with any brokerage firm for the sale of the Shares. The selling shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

Officer and director James Price is also the sole officer and director of Benacquista Galleries, Inc., a Nevada corporation.  Benacquista is also conducting a resale offering during the same period that Wine Purveyors is conducting its offering under a similar business plan with a similar class of products. It is possible that the offering by Benacquista will dilute the pool of potential investors for Wine Purveyors, thus reducing the amount of proceeds that Wine Purveyors might raise in this offering.  In addition, if the Benacquista offering is under subscribed or otherwise unsuccessful, potential investors may draw negative conclusions about Wine Purveyors due to the similarities between the two companies.

Mr. Price will not participate directly or indirectly in the either the primary or secondary offerings.

     Shares sold by the company will be offered and sold by our director of retail operations, David Grimm, at a price per share of $1.00 and will be sold to acquaintances of our officers and director.  There are no current arrangements or agreements with any such acquaintances.  Except for David Grimm, no officer or director will be involved in selling the shares. David Grimm will not receive compensation from such sales.  We are offering for sale a minimum of 100,000 shares, up to a maximum of 1,000,000 shares of common stock. We will establish an escrow account in the name of our attorney, Jonathan Dariyanani, and all proceeds will be deposited into said account until such time as the minimum subscription of $100,000 is raised, at which time the funds will be released to us for use in operations. In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

Mr. Grimm is not a broker-dealer nor is he an affiliate of a broker-dealer.  He has also not been a broker-dealer during the last twelve months. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. These sales by David Grimm qualify for exemption from broker-dealer registration requirements as provided in Rule 3a4-1 of the Exchange Act.  David Grimm:

o

is not subject to statutory disqualification or otherwise prohibited from assisting us in the offer and sale of the shares;

o

is not compensated based directly or indirectly on transactions in securities;

o

is not a broker-dealer nor an associated person of a broker dealer and has not been such within the last 12 months;

o

performs and is expected to perform substantial duties for us not related to transactions for securities;

o

has not been involved in the issuance of securities from any issuer during the last 12 months under this rule.

Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions at a price of $1.00 per share:

•

Transactions in the over-the-counter market;

•

Transactions on a stock exchange that lists our common stock; or

•

Transactions negotiated between selling stockholders and purchasers, or otherwise.

Blue Sky

The company intends to sell the shares in the states listed below, relying on an exemption from registration as listed below:

Florida

Exempt from registration under the limited offering exemption 517.061 (11)

Nevada

Exempt from registration under the limited offering exemption NRS 90.530 (10) and NRS 90.530 (11)

The selling shareholders may also sell their shares in the states listed above.

 Broker-dealers may purchase shares directly from a selling stockholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling stockholders selling common stock, and purchasers buying shares sold by a selling stockholder.  If a broker buys shares directly from a selling stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling stockholder for the resale.  To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by

Item 512 of Regulation S-B.  We will also file a post-effective amendment to the registration statement to amend the prospectus to disclose pledges, donees, transferees and other successors in interest.   In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.  Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock.  Some states may also require selling stockholders to sell their common stock only through broker-dealers.

Selling shareholders

These selling shareholders are friends, social acquaintances, former colleagues, college acquaintances and former clients of Mr. Price.  Mr. Price contacted them via telephone, email or mutual acquaintance.   None of these individuals were or are business contacts of Global Financial of Bel Aire, Maryland.  Mr. Price has not had any affiliation with Global Financial since he left there in 1997.  He will not now or in the future solicit clients or business contacts of Global Financial to purchase shares in the company.

These selling shareholders are also shareholders in Benacquista Galleries, Inc., a Nevada corporation with a similar business plan for selling art through the Internet and at retail which is also conducting an offering of securities during the same time that the present offering is being conducted.  James Price is the sole officer and director of both companies.

             Percentage

                                                     Number of                of Shares

                                                     Shares

             Beneficially

Number of              Percentage of

                                                     Beneficially              Owned

Shares                     Shares

                                                     Owned

             Before                  Number of              Beneficially            Beneficially

                                                     Before

             Offering               Shares to

Owned After           Owned After

                                                     Offering

              (%)

     be sold

Offering                  Offering (%)

Name and address

of beneficial owner

Timothy J. Rieu

400,000

4.0

400,000

0

0

3325 Great Valley Drive

West Friendship, MD 21794

David Pieffer

400,000

4.0

400,000

0

0

919 Whispering Ridge

Lane

Bel Air, MD 21014

David H. Grimm

200,000

2.0

200,000

0

0

7 Snowberry Court

Cockeysville, MD 21030

Mohsen Abdoun

       100

0.0

       100

0

0

284 Longhurst Loop

Ocoee, FL 32761

American Management Group, Inc.       100

0.0

        100

0

0

PO Box 1628

Broomfield, CO 80038

James Anstatt

       100

0.0

        100

0

0

103 River Road E-4

Nutley, NJ 07110

Kenneth P. Barychko

       100

0.0

        100

0

0

891 Stapleton Ave.

Brick, NJ 08723

Margaret L. Beattie

       100

0.0

        100

0

0

2339 S Balsam Street

Lakewood, CO 80276

             Percentage

                                                     Number of                of Shares

                                                     Shares

             Beneficially

Number of              Percentage of

                                                     Beneficially              Owned

Shares                     Shares

                                                     Owned

             Before                  Number of              Beneficially            Beneficially

                                                     Before

             Offering               Shares to

Owned After           Owned After

                                                     Offering

              (%)

     be sold

Offering                  Offering (%)

Name and address

of beneficial owner

Debra Bloch

       100

0.0

        100

0

0

2853 Front Royal Drive

Colorado Springs, CO 80919

Lisa Canada

       100

0.0

        100

0

0

2025 Hwy. 66 South

Kernersville, NC 27284

Daniel Coyle

       100

0.0

        100

0

0

197 Columbia Ave.

Jersey City, NJ 07307

Kevin Crane

       100

0.0

        100

0

0

49 Finnegan Ave.

Saddlebrook, NJ 07663

Mark C. Dorman

       100

0.0

        100

0

0

5450 S. Vivian Street

Littleton, CO 80127

Mary Anne Doyle

       100

0.0

        100

0

0

2050 N.E. 27th Ave.

Pompano Beach, FL 33062

Dave Faulkner

       100

0.0

        100

0

0

6635 Skyhawk Court

Colorado Springs, CO 80919

Sharon Gathings

       100

0.0

        100

0

0

1020–2 Brookstown Ave.

Winston-Salem, NC 27023

Gary Green

       100

0.0

        100

0

0

21205 Cimarron Place

Centennial, CO 80015

Barry Howard

       100

0.0

        100

0

0

4310 Clarksburg Road

Clemmons, NC 27012

Mark Idol

       100

0.0

        100

0

0

386 Meadowlark Road

Thomasville, NC 27360

             Percentage

                                                     Number of                of Shares

                                                     Shares

             Beneficially

Number of              Percentage of

                                                     Beneficially              Owned

Shares                     Shares

                                                     Owned

             Before                  Number of              Beneficially            Beneficially

                                                     Before

             Offering               Shares to

Owned After           Owned After

                                                     Offering

              (%)

     be sold

Offering                  Offering (%)

Name and address

of beneficial owner

Gary Joehnk

       100

0.0

        100

0

0

697 2nd Street

Secaucus, NJ 07094

Nancy Klingler

       100

0.0

        100

0

0

109 Oak Leaf Lane

Longwood, FL 32779

Michael Lapato

       100

0.0

        100

0

0

1225 S. Gaylord Street

Denver, CO 80210

Douglas Mason

       100

0.0

        100

0

0

132 Western Villa Drive

Clemmons, NC 27012

Alexandra Nunez

       100

0.0

        100

0

0

21640 N. 19th Ave. Ste. C-8

Phoenix, AZ 85027

Bart Palumbo

       100

0.0

        100

0

0

102 Hague Street

Jersey City, NJ 07307

Anthony Parker

       100

0.0

        100

0

0

6710 S.W. 10th Court

Ft. Lauderdale, FL 33068

Scott H. Phillips

       100

0.0

        100

0

0

2340 N.E. 13th Street

Pompano Beach, FL 33062

Vincent Puzio

       100

0.0

        100

0

0

3530 F. Castleford Court

Winston-Salem, NC 27106

Michael Ransel

       100

0.0

        100

0

0

1559 South Elizabeth Street

Denver, CO 80210

Keith Renee

       100

0.0

        100

0

0

416 West Crystal Drive

Sanford, FL 32773

             Percentage

                                                     Number of                of Shares

                                                     Shares

             Beneficially

Number of              Percentage of

                                                     Beneficially              Owned

Shares                     Shares

                                                     Owned

             Before                  Number of              Beneficially            Beneficially

                                                     Before

             Offering               Shares to

Owned After           Owned After

                                                     Offering

              (%)

     be sold

Offering                  Offering (%)

Name and address

of beneficial owner

Richard Schreck

       100

0.0

        100

0

0

8239 Arrowhead Way

Lone Tree, CO 80124

Raymond Simpkiss

       100

0.0

        100

0

0

4844 Baux Mountain Road

Winston-Salem, NC 27105

William Slack

       100

0.0

        100

0

0

616 E 4th Street

Florence, CO 81226

Becky Sober

       100

0.0

        100

0

0

101 Broadway Street

Penrose, CO 81240

Wesley J. Strich

       100

0.0

        100

0

0

1315 Burns Ave.

Toms River, NJ. 08753

Mathew Sturm

       100

0.0

        100

0

0

1901 N.W. 49th Ave.

Coconut Creek, FL 33063

Gary Tice

       100

0.0

        100

0

0

4 Barrington Drive

Littleton, CO 80127

Gavin Tuker

       100

0.0

        100

0

0

21640 North 19th Ave. Ste. C-8

Phoenix, AZ 85027

Frederic Vagnini

       100

0.0

        100

0

0

1600 Stewart Ave.

Westbury, NY 11590

Dianne Vandenburg

       100

0.0

        100

0

0

30954 Highway 24

Simla, CO 80835

John Walker

       100

0.0

        100

0

0

204 Georgetown Drive

Elon College, NC 27244

                Percentage

                                                     Number of                of Shares

                                                     Shares

             Beneficially

Number of              Percentage of

                                                     Beneficially              Owned

Shares                     Shares

                                                     Owned

             Before                  Number of              Beneficially            Beneficially

                                                     Before

             Offering               Shares to

Owned After           Owned After

                                                     Offering

              (%)

     be sold

Offering                  Offering (%)

Name and address

of beneficial owner

Michael White

       100

0.0

        100

0

0

156 Washington Ave.

South Amboy, NJ 08879

Rosemary K. Wilkin

       100

0.0

        100

0

0

3950 Zephyr Drive

Wheatridge, CO 80033

Randy Wood

       100

0.0

        100

0

0

2670 Piney Mountain Road

Walnut Cove, NC 27052

No selling shareholder has or has had a material relationship with Wine Purveyors International with the exception of David Grimm, who is employed as director of retail operations, and Timothy Rieu, who is a selling shareholder and control person.

Legal proceedings

We are not a party to any legal proceedings.

EXECUTIVE OFFICER AND DIRECTOR

Our sole executive officers and director and his age, as of  August 31, 2004 , is as follows:

Executive officer and director:

James Martin  Price, 41 years old

James Price is our chief executive officer, principal accounting officer and director.  Mr. Price currently serves as the president of Aero Financial, Inc. located in Monkton, Maryland, through which he provides public relations consulting services directly to executives and corporations.  He has served in this capacity at Aero Financial since February of 2002.  Mr. Price also serves as sole director and chief executive officer of Benacquista Galleries, Inc. of Lutherville, MD, where he is the sole employee and has all management and operational responsibilities and has served in that capacity since January 2003.  From December of 1997 until February of 2002, Mr. Price was chief executive officer of Columbia Financial Group, Inc. of Lutherville, Maryland, an investor relations firm, where he was responsible for developing an employee benefit plan and training program for Columbia’s employees and where he also developed and maintained corporate policies and procedures. From February of 1995 until December of 1997, Mr. Price was a  stockbroker employed by Global Financial in Bel Air, Maryland.   From September of 1980 until June of 1982, Mr. Price attended Eastern Washington University in Cheney, Washington, where he took general studies courses with an interest in wine history.  Mr. Price is a veteran of the U.S Army, serving from September of 1982 until September of 1985.

Mr. Price currently spends 10-20 hours per week on Wine Purveyors International matters.  It is possible that Mr. Price’s outside business interests and his lack of full-time commitment to Wine Purveyors International may materially damage our financial prospects and prospects for commercial success with our business model.

The selling shareholders in this offering are friends, social acquaintances, former colleagues, college acquaintances and former clients of Mr. Price.  Mr. Price contacted them via telephone, email or mutual acquaintance.   None of these individuals were or are business contacts of Global Financial of Bel Air, Maryland.  Mr. Price has not had any affiliation with Global Financial since he left there in 1997.  He will not now or in the future solicit clients or business contacts of Global Financial to purchase shares in the company.

KEY  EMPLOYEE

David Grimm, 28 years old

David Grimm is our director of retail operations. In this offering, Mr. Grimm will be offering 1,000,000 shares of Wine Purveyor common stock for $1.00 per share to the public. Mr. Grimm is an experienced Investor Relations and Venture Capital professional. He has over five years of experience building start-ups and small cap companies. Currently, in addition to being director of retail operations, he also is an Investor Relations/Venture Capital Associate for The Chesapeake Group in Lutherville, Maryland.  He has been with The Chesapeake Group since 1998 and has held his current position since 1999. In 1998, Mr. Grimm received his Bachelor of Science in Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park.

David Grimm’s address is 7 Snowberry Court, Cockeysville, MD 21030.

CONTROL PERSONS

In addition, Timothy J. Rieu may be deemed a control person.

Timothy J. Rieu, 45 years old.  Mr. Rieu currently serves as the principal of XCL partners, a consulting firm in Lutherville, Maryland which provides business advice to small companies.  Mr. Rieu has served in this capacity since December of 2002.  From January of 1996 until December of 2002, Mr. Rieu was employed as the President and Chief Financial Officer of Columbia Financial Group, a public relations consulting firm.

Mr. Rieu’s address is 3325 Great Valley Drive, West Friendship, MD 21794

SOLE DIRECTOR

Our sole director is James Price.  Mr. Price holds office until his term expires or until he or his successor is duly elected and qualified.

BOARD COMMITTEES

None.

Director compensation.

Our director does not currently receive any cash compensation for services on the board of directors or any committee thereof, but as a matter of company policy, directors may be reimbursed for expenses in connection with attendance at board and committee meetings.

Executive compensation

The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities since the commencement of our operations by our chief executive officer; there are no other executive officers.

Summary compensation table for Inception through June 30, 2004

Annual compensation

Long-term compensation awards

Name,

Other

Restricted

Securities

Principal

annual

stock

underlying

 All other

Position

Salary($)

Bonus($)

compensation($)

award(s)($)

options(#)

compensation

James Price,

CEO/Director

$0 *

0

0

0

0

0

David Grimm,

Director of

$0**

0

0

0

0

0

etail operations

*James Price has not yet drawn any salary from Wine Purveyors International.  It is anticipated that Mr. Price will begin taking a salary of $60,000 should the offering become fully subscribed.   Mr. Price does not intend to begin taking or accruing a salary until the company has sold all 1,000,000 shares at $1.00 per share. As there can be no assurance that this will ever happen, Mr. Price may serve indefinitely without a salary.

**David Grimm has not yet drawn any salary from Wine Purveyors International. Mr. Grimm will begin taking a salary of $50,000 beginning March 1, 2005 or when revenues are sufficient to support his salary. In the event that revenues are insufficient to pay his salary, Mr. Grimm has agreed to defer his salary for up to 6 months, on a non-accruing basis. There are no written agreements or understandings between the company and Mr. Grimm regarding his salary arrangements.

No proceeds of the offering will be used to pay any debts to related parties, although proceeds will be used to pay some salaries, including a salary to chief executive officer and director James Price as well as other employees whom we may hire.  Mr. Price will not receive any reimbursement for any salary he has elected to forego.  However, David Grimm’s salary will not be taken from proceeds in this offering.

Option grants since inception and aggregate option exercises during last fiscal year and fiscal year-end option values.

Since inception, we have not granted any stock options to any individual, including our chief executive officer. We anticipate granting options to various employees, directors and consultants.  Any such grants will be made at an exercise price equal to the fair market value of our common stock as determined by our board of directors pursuant to an equity compensation plan.   We do not have an equity compensation plan in place.

Employment Agreements

We have no employment agreements with any of our employees.

Employee benefit plans

We do not currently have any employee benefit plans.

Security ownership of certain beneficial owners and management

The following table sets forth information regarding the beneficial ownership of our common stock as of August 31, 2004, by:

•

each named executive officer;

•

each of our directors;

•

our chief executive officer and sole director; and

•

each person or group of affiliated persons who is known by us to own beneficially 5% or more of our common stock;

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.   In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 31, 2004, are deemed outstanding.  These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other person. As of August 31, 2004 no individual listed in the table below owned any options or warrants purchasing any of our common or preferred stock.

Except as indicated in the footnotes to this table and as required under applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them.  Percentage of ownership is based on 10,000,000 shares of common stock outstanding on August 31, 2004.  Unless otherwise indicated, the address of each of the individuals named below is 15208 Jarrettsville Pike, Monkton, Maryland 21111.

The following table also includes information with respect to the common stock beneficially owned by our chief executive officer and sole director and 5% or greater shareholders as of August 31, 2004. The stockholders provided us the information included in the table below. To our knowledge, each of the stockholders has sole voting and investment power over the shares of common stock listed in the table below.

Name and address of beneficial owner

Our Chief Executive Officer and Sole Director as of August 31, 2004

Title of class

Name and address of

Amount and nature of

Percent of class

beneficial owner

beneficial owner

Common

James Price (1)

 8,969,100

89.7%

Common

Friends and acquaintances

Of James Price who as a

group own (5)

1,004,100

10.0%

Common

Timothy J. Rieu (2) (4)

1,400,000

13.1%  (3)

Common

David Grimm

200,000

2.0%

(1)

Mr. Price is the only officer, director and the sole person to own 5% or more of the outstanding shares.  His address is 15208 Jarrettsville Pike, Monkton, Maryland 21111.

(2)

Mr. Rieu is the principal of XCL Partners who is located at 3325 Great Valley Drive, West Friendship, MD 21794. Assumes full exercise of warrants. Timothy J. Rieu is the sole proprietor of XCL Partners.

(3)

There are 10,000,000 shares of issued and outstanding stock. The exercise of this warrant will result in the issuance of another 1,000,000 common shares. The 9.1 % of class assumes the issuance of another 1,000,000 shares under the warrant reflecting XCL Partners ownership on a fully dilutive basis.

(4)

We have counted Timothy J. Rieu’s ownership here twice as he is both a member of the group who are friends and acquaintances of James Price and additional owns more than 5% of the common stock of Wine Purveyors International on a fully dilutive basis.

(5)

There are no arrangements of any kind or character that we are aware of among members of the group regarding acquisition, holding, selling voting or otherwise concerning the securities.

Chief Executive Officer, Sole Director and 5% or greater shareholder as of August 31, 2004

Title of class

Name and address of

Amount and nature of

Percent of class

        beneficial owner

beneficial owner

Common

James Price (1)

8,969,100

89.7%

(1) Mr. Price is the only officer, director and the sole person to own 5% or more of the outstanding shares.  His address is 15208 Jarrettsville Pike, Monkton, Maryland 21111.

Description of securities

Current capital structure

As of the date of this prospectus, we have authorized 50,000,000 shares of common stock, par value $0.001, with 10,000,000 shares issued and outstanding and held of record by 313 stockholders.  We plan on issuing an additional 1,000,000 shares in this offering.  XCL Partners has a warrant to purchase 1,000,000 shares of common stock.

Description of capital stock

Upon the closing of this offering, we will be authorized to issue 50,000,000 shares of common stock, $0.001 par value.  The following description of our capital stock does not purport to be complete and is subject to and qualified by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common stock

As of August 31, 2004, there were 10,000,000 shares of common stock outstanding.  The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.  See "Dividend policy." In the event of a liquidation, dissolution or winding up of Wine Purveyors International, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

Preferred stock

Our articles of incorporation do not provide for the issuance of preferred stock.

Registration rights

None.

Options

We currently have no options exercisable for our common stock available for grant, nor have any options  been issued. We do presently have a warrant to purchase 1,000,000 shares of common stock authorized and issued to XCL Partners of Lutherville, MD.  The warrants allow for the purchase of common stock at $1.00 per share, expiring on January 31, 2006.  The warrants include a “piggyback” registration right which provides that the company will register the warrants at its own expense in any otherwise filed registration statement after the effectiveness of this registration statement.  The warrants include a “net exercise” provision, which means that if the market value of the common stock exceeds the exercise price of the warrants, the warrant holder may surrender warrant rights to the appreciated stock in order to pay the exercise price for the remaining common shares.  There have been no other options issued.  Our board of directors may later determine to authorize options and authorize additional warrants.

Dividend policy

We have not paid any cash dividends since our inception and do not intend to pay any cash dividends in the foreseeable future.

Interest of named experts and counsel

     Jonathan Ram Dariyanani Esq., of San Francisco, CA, will pass upon the validity of the common stock offered in this registration statement for us.  Mr. Dariyanani has no direct or indirect interest in Wine Purveyors International.

     Hansen, Barnett & Maxwell, an independent registered public accounting firm, have audited our financial statements, for the period ending June 30, 2004 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on their report, given upon the authority of such firm as experts in accounting and auditing.  Hansen, Barnett & Maxwell, an independent registered public accounting firm, will not receive any direct or indirect interest in Wine Purveyors International.

Changes in and disagreements with accounts on accounting and financial disclosure

There are no disagreements with the accountants on accounting policies or financial disclosure.

Disclosure of commission position on indemnification for securities act

Our bylaws provide that we shall indemnify our director and executive officer and may indemnify our other officers and employees to the fullest extent permitted by law.   Nevada law provides that an officer or director may be indemnified by the corporation in any manner not prohibited by law and is indemnified without any action by the corporation for personal liability unless her act or failure to act constituted a breach of her fiduciary duties as a director or officer and her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification.

We intend to enter into indemnification agreements with  our officer and director containing provisions that require us to, among other things, indemnify our officer and director against liabilities that may arise by reason of his status or service as director or officer, other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against him for which he could be indemnified, and to cover our director and officer under any of our liability  insurance policies  applicable to our director and officer.  We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation on liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders.  A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

At present, there is no pending litigation or proceeding involving our director or officer or in which indemnification is sought, nor are we aware of any   threatened   litigation   that may   result in   claims   for indemnification.

The limitation of our director's liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of Wine Purveyors pursuant to the foregoing provisions, or otherwise, Wine Purveyors has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Description of business

Overview

 Wine Purveyors International, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering wine, port, champagne and related accessories through to-be-developed retail store locations and a to-be-built e-commerce enabled Internet site.  We believe wine and related items are well suited for e-commerce because of the potentially wide range of fine wines, ports and champagnes available, the dispersed locations of potential customers and the relatively low operating costs associated with Internet retailing as compared to a retail store network with similar demographic coverage.

To date, the wine, port, champagne and accessory offering remains incomplete, no development has been done on the website, there are no retail stores and the company has no customers.  Mr. Price has purchased a domain name for the site and has received pricing and development specification information from Cybergroup, Inc., of Baltimore, MD.  Mr. Price has had a five-year working relationship with Cybergroup, Inc.  on various other business ventures and has selected Cybergroup to design the internet website and ecommerce capability for Wine Purveyors. Although we currently do not have a contract with Cybergroup, we are in the process of negotiating an agreement with them, and we anticipate execution of the agreement by October 15, 2004.  The only inventory of wine that we do have presently is a small quantity of wine, which we purchased  from the private collection of our chief executive officer, James Price.  The inventory of wine consists of  approximately 38 cases of French and California wine, which chief executive officer James Price sold to us for a purchase price of $51,298 on January 31, 2003.  We issued a note for the amount of the purchase price, payable to Mr. Price.  The note bears interest at an annual rate of 5%.  The principal and interest under the note are due and payable on January 31, 2005.  There is no penalty for prepayment. Mr. Price sold us the wine at the same price which he purchased it from non-affiliated third parties in the open market.

      Mr. Price sold us this inventory of wine in exchange for a promissory note of $51,298.  We will not use any proceeds of the offering to repay this note.  It is our intention that when wine is sold by us that was conveyed by Mr. Price on the promissory note, we will repay to Mr. Price the amount of the note attributable to the wine sold plus applicable interest on that amount.  Should management determine that we cannot practicably sell the wine or a portion of the wine that Mr. Price has contributed, either because the offering is unsuccessful or for commercial reasons, then it would be management’s intention to repay the loan by returning the wine to Mr. Price at that time.  In the event that management were to return the wine, there would be no payment of interest on the loan. Also, in the event that management were to return the wine, the current value would be the lesser of a third party appraisal or the price originally paid by the company.

Day-to-Day Operations

Presently, our day-to-day operations consist of our chief executive officer,  James Price, doing research on competitive products,

new wine offerings, pricing, alterative sources of distribution and new concepts in Wine retailing.  In addition, our chief executive is in the process of creating marketing collateral and email product descriptions for use on our website, should it ever be completed.  Our chief executive is also engaged in negotiating an agreement to construct our Internet website.  He is also involved in locating and soliciting information about potential retail locations.  David Grimm, our director of retail operations, continues to perform similar research and is in the process of identifying the appropriate product mix for Wine Purveyors to offer.

Business Plan

Our specific business plan is to sell wine over the Internet and in retail shops, which we intend to open in shopping malls.  It is our intention to develop our inventory of wine, port and champagne by means of contracts to receive wine inventory from individual vineyards, collectors, distillers, wholesalers, distributors, and to purchase wine inventory at auction. We believe that we can distinguish ourselves from competitors by our product mix, level of customer service and our small and responsive size, combined with our passionate love of wine which we believe will be appreciated by our customers.

  Eventually, we intend to sell our wine inventory through our own retail stores, which we plan to open and over an Internet website which we plan to build.    We have selected four retail store sites that would meet our demographic and commercial criteria.  We do not have a lease for any of these properties.  At this time, there is no assurance of securing these locations or any others.   The first four sites where we would like to develop retail stores are:

•

King of Prussia Mall, Pennsylvania

•

Montgomery Mall, Maryland

•

Tyson’s Corner Mall, Virginia

•

Caesar’s Forum Shops, Nevada

 These four preliminary retail sites were selected because they are among the highest in revenues per square foot of all retail shopping complexes in the United States.  We have been informed on an informal inquiry basis that there is space available at all of these locations which would be satisfactory to us in terms of size and position within the retail complex.  These four sites are also the same four sites that Benacquista Galleries Inc., a company with a similar business model to sell art through the Internet and through retail channels, where James Price is also the sole officer and director.  We have no understandings with Benacquista of any kind regarding cooperation, space sharing or coordination of any kind.  It is our understanding that there is sufficient retail space at all four locations to accommodate our real estate needs as well as those of Benacquista.  There can be no assurance that such space will continue to be available or that we will successfully be able to lease such space, but we believe that if for any reason one of or more of these locations is unavailable or otherwise unsuitable, we will be able to locate alternative space appropriate to our needs.

The wine that we intend to offer for sale on the Internet and in our planned retail stores will come primarily from individual vineyards.  We intend to develop these vineyard relationships, the website launch and store openings, through the efforts of our chief executive officer, James Price, through materials that he has already prepared and via the use of consultants.    The materials which Mr. Price has developed to date remain limited to his notes and schema for website development, advertising copy which he has written, descriptions of the existing inventory of wine which he has written and his notes which he has developed to guide further development of brochures, advertising copy, product descriptions and discussion points for retail salespersons whom we intend to hire for our planned stores. The existing inventory of wine is a small quantity of wine, which we purchased from the private collection of our chief executive officer, James Price.  The inventory of wine consists of approximately 38 cases of French and California wine, which chief executive officer James Price sold to us for a purchase price of $51,298 on January 31, 2003.  To date we have  identified Cybergroup, Inc. as our website consultant. Although we currently do not have a contract with Cybergroup, we are in the process of negotiating an agreement with them, and we anticipate execution of the agreement by October 15, 2004.  Our wine, port, champagne and accessories will be offered to collectors and investors directly through the Internet and retail stores.  We intend to charge retail prices on the wine for which we intend to pay vineyards wholesale prices.  We intend to derive additional revenue by selling additional wine on consignment, including rare and fine wines  held by private collectors and restaurants.  However, we do not have any agreements or understandings with any private collectors or restaurants at this time. We plan to advertise our wine inventory and at industry trade shows, in trade publications and on-line at various search engines.

History and form of organization

Wine Purveyors International, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering fine and rare wine, port, champagne and accessories through a chain of retail stores and an e-commerce enabled web site.  To date, the wine offering remains incomplete, the website is not yet operational, we have no stores, we have no customers and we have not ever had any revenues.

Wine Purveyors International principal products and services

Wine Purveyors International is not currently providing any products or services.   Wine Purveyors International plans to offer a variety of wine, port and champagne, accessories and services for sale to retail customers, collectors of fine wines and investors in rare vintages.  The offering will consist of:

•        Champagnes;

•        Bordeauxs, Cabernet Sauvignons, Chardonnays, Burgundys, and other types of wine;

•        Port wines, Sauterne’s, and other desert wines.

 Wine Purveyors International intends to price its entire product line on a case-by-case basis.

Provided that we derive sufficient financing proceeds of at least $100,000, we intend to begin offering our services at that time.

 Wine Purveyors International intends to price its entire product line on a case-by-case basis.  James Price, sole director and chief executive officer, is in charge of pricing the company’s entire product line.  Mr. Price has no experience in pricing any products for retail sale in any field.  He has been an amateur collector of wine for the past 10 years and has developed some familiarity with retail and wholesale prices in certain specialty store and auction environments.  He has visited wine stores and vineyards throughout the world and made an informal study therein of pricing.   Prices will vary depending on several factors, such as: relative rarity and demand of select vintage, overall market conditions, sales volume, pricing policies of suppliers and seasonal promotions.  We intend to offer a discount program for repeat customers; however we have not yet determined the specifics of the program.

Distribution and marketing methods

Presently, Wine Purveyors International has no salespeople or distributors of its wine, port, champagne or accessories.  We anticipate that our chief executive officer, James Price, will use his network of professional and business contacts in the wine industry to sign on our first vineyard and reach our proposed customer base through traditional forms of advertising and through a comprehensive launch of our planned website.  Mr. Price established his network of professional and business contacts in the wine industry as an amateur collector of wine over the past 10 years, attending auctions and visiting international and domestic vineyards.  During these visits and in the course of his purchasing for his own private collection, Mr. Price made acquaintances in the industry, including vineyard owners, retail store owners, auction personnel and suppliers and service providers to the wine trade. We intend to market our wine via industry trade shows, in trade publications and through on-line search engines.

Status of products and services

Currently, we have not done any development on the Wine Purveyors International website itself.  We anticipate that 50% of the initial wine that will be offered for sale on the site has already been sold by Mr. Price to the company from his private collection.  This inventory consists of a small quantity of wine, which we purchased from the private collection of our chief executive officer, James Price.  The inventory of wine consists of approximately 38 cases of French and California wine, which chief executive officer James Price sold to us for a purchase price of $51,298 on January 31, 2003.  We anticipate that we will have at least an equivalent amount acquired from vineyards and suppliers whom we intend to identify and with whom we intend to contract.  We plan to have this additional inventory of wine in place within 3 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.  The substantial majority of this wine will be sold on consignment, meaning that we will generally not advance funds to individual suppliers until after the wine is sold.  In addition, if such an inventory is not available, Mr. Price is prepared to sell us an equivalent amount of inventory under terms and conditions similar to our previous purchase of inventory from him.  We intend to have most of the technological and hosting aspects of the site developed by Cybergroup.  While no final software product for use on the site has been identified, Mr. Price is currently in discussions with Cybergroup.   We do not currently have any other products or services to offer, though we intend to begin offering wine accessories and other wine related products and services within the next twelve months.

We believe that it will cost approximately $25,000 to make the website fully operational.  The level of interactivity and features which we believe could be built for this price represents a significant enhancement over what we believe can be built if there are less funds available.  If we are able to spend $25,000, then the website can be fully operational as we have contemplated it.  If we spend $15,000, certain features would have to be omitted, for instance the ability for customers of the website to view our Internet wine inventory, our retail wine inventory and the inventory of competing Internet sites in real time with vintage and price comparisons.  If we are unable to spend either $25,000 or $15,000, we can create a very basic website for $1000.  This website would simply list the current internet inventory of wine and have an order taking function and a credit card enabled shopping cart.  We would not be able to provide electronic postcards and gift certificates on demand, real time monitoring of shipped orders, live customer service and other features which we desire to build into a fully operational website.  We are currently in negotiations with Cybergroup of Maryland to construct the website subject to our ability to pay for such construction. We do not have a contract with Cybergroup, but intend to have such an agreement no later than October 15, 2004.  In the meantime, Cybergroup has prepared for us a graphic which now is posted on the site.  No other work on the site has been done to date.

Business Combination

We have no plans to seek a business combination of any kind.

Revenues

Wine Purveyors International has derived no revenue to date.  It is contemplated that the earliest revenues would be derived in February of 2005, when we intend for the site to launch and/or a retail store to open.  We believe that we will require a minimum of $100,000 in net proceeds from our offering to commence our operations as currently planned within 3 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.  If we do not have adequate offering proceeds within 3 months to commence our operations as planned, we may be able to commence our operations by a combination of the following methods, none of which can be assured:

-

Sales of our existing wine in inventory to other wine stores, wholesalers or purchasers sold directly through the efforts of James Price, our sole officer and director.

-

Loans from James Price. We do not currently have any preliminary agreements or understandings with respect to these loans with Mr. Price.

-

Credit from service and merchandise providers, such as website development companies, suppliers of fine wine and vineyards, none of whom do we have any present understanding with.

-

Retaining commissioned only direct sales people to sell our inventory of wine.

Competitive conditions, competitive position and methods of competition

The wine industry in which we compete contains an old and established network of retail stores and distributors. Intense competition exists for our retail and Internet offerings.  The number of companies with which we compete is estimated in the thousands and expanding. We expect competition with any retail stores or Internet sales presence that we develop to increase over time as the market for fine and rare wine, ports and champagnes grows. Competition may also increase as a result of industry consolidation.

Our chief competition comes from large established stores and websites, such as:

•

Pinehurst Fine Wines

•

Mills Wine Shop

•

Berry Bros. And Rudd

•

Sokolin

•

Wine.com

•

ewine.com

 These companies tend to compete for clients by sales of services to existing clients, via word of mouth referrals, advertising, trade show presence, festivals, promotions and auctions.  Our main method of competition is through product differentiation based on inventory, pricing and store locations.  We intend to distinguish our service and wine, port and champagne offerings by appealing to retail customers, collectors of fine wines and investors in rare vintages at our specific store locations and via the Internet.

We believe that our competitive position is that of vulnerable, new entrant and that the success of our wine, port and champagne offering will be largely dependent on our ability to find supplies of rare or highly desirable wines, ports and champagnes, primarily through vineyards and distributors who are not currently affiliated with any other on-line wine, port and champagne website.

Dependence on one customer

While we currently have no customers, we do not contemplate a dependence on one customer or one referral source for clients.

Research and development

We have not spent any money on research and development to date.  We anticipate that if our offering is fully subscribed, we will spend $100,000 on the development of our website, product descriptions, advertising  materials and market research on our target demographic of purchasers and on availability, pricing and geographic preferences and retail wine price differentials for our product offering.  Much of the development of the wine offering and the selection and securing of retail sites will be undertaken by James Price, our chief executive officer, without additional compensation.   Although Mr. Price is currently only spending 10-20 hours per week on Wine Purveyors matters, he is available to spend as much time as necessary to commence our operations.  Mr. Price’s duties to commence operations include selling the shares in this offering, establishing relationships with vineyards and wine collectors, selecting retail store sites, developing advertising materials, supervising the development of the website, interviewing and selecting retail sales staff and other incidental responsibilities.  Mr. Price believes that, due to the network of vineyards and wine collectors with whom he is already acquainted due to his previous purchases of wine over the last 10 years, he should be able to establish necessary relationships for Wine Purveyors with a few such individuals with 20 hours of effort.  Mr. Price has already selected several possible retail sites.  He believes that final selection of a retail site and lease negotiation will take no more than 30 hours.  Mr. Price believes that developing advertising materials to a sufficient level to be printed professionally should take no more than 10 hours.  Mr. Price believes that his supervision of the development of the website will take no more than 20 hours.  Mr. Price believes that interviewing and selecting retail sales staff will take no more than 30 hours.  He believes that incidental matters related to commencement of operations will take no more than 20 hours.  These preliminary matters, therefore, should be accomplished with 130 hours, according to Mr. Price’s estimates.  At 20 hours per week, there would be ample time to complete these activities by December 2004 if Mr. Price’s assumptions are correct.   We have also provided this material in tabular format below:

Activity

Number of Hours Estimated

Establishing Network Vineyards/Suppliers

20

Retail Site Selection and Lease Negotiation

30

Development of Advertising Materials

10

Supervision of Website

20

Interviewing and Selecting Retail Staff

30

Incidental Matters

20

Total Hours Estimated

130

Proprietary rights and licensing

We rely primarily on a combination of copyrights, licenses, trade secret laws and restrictions on disclosure to protect our vineyard’s intellectual property and proprietary rights. We intend to enter into confidentiality agreements with our future employees, consultants and vineyards and to generally control access to and distribution of our internal documentation and other proprietary information.

Regulatory environment

There are two aspects of our business which face significant governmental regulation or are likely to face such regulation; our planned sales offering via the Internet and regulations which affect sales of alcoholic beverages in general.

Within the United States, the legal landscape for Internet privacy is new and rapidly evolving. Collectors and users of consumer information over the internet face potential tort liability for public disclosure of private information; and liability  under  federal  and state fair trade  acts when  information  sharing practices  do  not  mirror  stated  privacy  policies.  Due  to  the  increasing popularity  and use of the internet,  it is likely that a growing number of laws and regulations will be adopted at the international,  federal,  state and local levels relating to the internet  covering issues such as user privacy,  pricing, content, copyrights,  distribution, antitrust and characteristics and quality of services.  Further, the growth and development of the market for activity on the internet may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online.  The adoption  of any  additional  laws or  regulations  may impair the growth of the internet,  which  could,  in turn,  decrease  the  demand for our  services  and increase our cost of doing business. Moreover, the applicability to the internet of  existing  laws in various  jurisdictions  governing  issues such as property ownership,  sales and other taxes,  libel and personal  privacy is uncertain and may  take  years  to  resolve.  Any  such new  legislation  or  regulation,  the application  of  laws  and  regulations  from  jurisdictions  whose  laws do not currently  apply  to our  business  or the  application  of  existing  laws  and regulations to the internet could harm our business.

Sellers of retail alcoholic beverages are subject to a myriad of interlocking local, state and federal regulations, including licensing, taxes, prohibitions and labeling requirements.  Many of these regulations can involve significant civil and criminal penalties including fines, confiscation of inventory, and possible incarceration.  Although we will not attempt to fulfill our own Internet based orders, but will instead rely on local distributors, wholesalers and suppliers, we will still be subject to many complex local regulations.  The company will require state and local permits for the sale of wine in its retail stores. The company has not applied for or received any necessary permits and there can be no assurances that the company will be successful in obtain the necessary permits for the sale of wine in its retail stores. The company is currently in discussion with a variety of distributors and suppliers. However, until the company has identified the supplier or distributor with which it wants to proceed, the company will wait to apply for the necessary permits for the sale of wine.

Employees and consultants

As of August 31, 2004 we had 2 employees.  We do not have any written employment agreement with our employees.  We believe that our relations with our employees are good.

Plan of Operation

The following discussion regarding our plan of operations for the next 12 months contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk factors" and elsewhere in this prospectus.

Overview

Wine Purveyors International, Inc. is a development stage Nevada Corporation formed on January 17, 2003 for the purpose of offering fine and rare wine, port, champagne and accessories through a chain of retail stores and a fully interactive e-commerce enabled web site.  To date, the wine offering remains incomplete, the website is not yet operational, we have no retail stores and we have no customers.

Currently, we have no operations, no full-time employees, two part time employee (sole officer and director James Price and director of retail operations David Grimm), no internet website, no retail stores and no contracts with any providers of the same.   We have developed a plan of operations that could allow us to sell wine through at least one retail store location and over the internet.

.

We have primary areas of our business that we intend to develop over the next six to twelve months:

•

Relationships with several vineyards for exclusive wine offerings through Wine Purveyors International;

•

A fully interactive e-commerce enabled website;

•

At least one retail store opening in a strategic location;

•

A sales and marketing capability sufficient to handle all website inquiries and retail traffic.

We have targeted locations for potential retail store openings during the next 12 months.  These locations are in Pennsylvania, Virginia, Nevada and Maryland.  The locations are in shopping malls which have been selected due to the number of complementary luxury goods stores they contain.  We have also focused on properties which are highly selective with respect to their retail tenants.  These properties are amongst the most expensive retail locations per square foot in the United States.  It will be very difficult for us, as a development stage company without a significant operating history and with very limited cash reserves, to successfully secure a location in one or more of these malls.  In addition, significant expenditures of capital can be required to make a retail location operable as a wine store.  While these expenses are often covered by a tenant improvement allowance offered by the mall landlord, there can be no assurance that we will receive such an allowance.  Although we will seek out space that requires as little improvement as possible, there can be no assurance that such a space will be available to us on terms which we qualify for and would be willing to accept. We intend to enter into lease agreements on four facilities. James Price has agreed to execute lease guarantees on each of these locations if necessary.

We intend to develop a website.  The website will serve two primary functions for our company:

•

developing customer awareness of our brand, offerings, featured vineyards, retail locations and available wine to potential purchasers who will then be more likely to visit our retail location; and

•

providing an on-line opportunity to purchase wine viewed on our website or at one of our retail stores or at a competitors retail store, or in magazines.

We believe that if our offering is fully subscribed we will spend $100,000 to launch our website and to develop adequate advertising materials.  We intend to accomplish this by means of outside consultants, such as Cybergroup and by the efforts of James Price.  We believe that these materials will be completed between 60-90 days of our receipt of $100,000 in financing proceeds.  We have no present source for these funds other than the proceeds of the offering.  It is our hope that the materials be completed no later than February 2005.

We believe that if our offering is fully subscribed, we will be able to offer for sale our existing inventory of wine on-line and through our first retail store opening by May 1, 2005.   Although our existing inventory of wine was sold by our chief executive officer, James Price, from his private collection and does not represent any continuing on-going relationship with a particular vineyard or supplier, we believe that the inventory will be sufficiently interesting to attract wine buyers to our retail store and site while we continue to negotiate contracts with individual vineyards and suppliers.   We expect that we will spend about $15,000 over 30 days on outside consultants to integrate our wine inventory into our website presence.  We have no present source for these funds other than the proceeds of the offering.  It is our hope that at least one new vineyard and our current inventory will be available for sale on our website no later than February 1, 2005.

 Sales and marketing will be critical to the success of our business.  Our business model relies heavily on our ability to cause collectors of fine and rare wines to visit our retail stores and our website.  We intend to accomplish this goal through a combination of methods.  We intend to hire a full-time sales and marketing director as soon as funding permits.  We believe that we can obtain a suitable candidate for an annual salary of $65,000, without having to offer insurance or other benefits.  We would need to support this individual with a marketing budget of approximately $35,000.  This budget would be used for travel to and attendance at industry trade shows and for advertisements in trade publications and websites.  We believe that this combination of efforts together with the efforts of our chief executive officer, James Price, in approaching colleagues and leaders in the wine field will be sufficient.  We intend to commence hiring the marketing director and beginning sales and marketing activities as soon as funds are available.   We have no present source for these funds other than the proceeds of the offering.

We believe it will take 3 months for us to identify and hire such an individual.  We believe it will take another 6 to 8 months for the sales and marketing efforts to yield profits high enough to open our second retail store.

There can be no assurance that any of the above alternative strategies will achieve our intended goals.  If we are unsuccessful in securing resources by any of the above outlined means, then our organization will cease to be able to carry out any alternative plan of operation and we will cease operations, resulting in a total loss of investment for all shareholders.

Wine Purveyors currently has a limited inventory of wine of purchased from our chief executive officer.  Although we plan to sell this wine along with other wine that we plan to acquire, we have not yet negotiated with any suppliers or vineyards regarding such other wine.  We plan to acquire new wine from individual vineyards and wholesalers and to sell this wine on an Internet site we intend to build as well as in retail stores that we intend to open.  The milestones, based on a fully subscribed offering, that we need to accomplish to bring our plan to fruition and to begin to derive revenue are listed below, together with estimated dates of commencement and completion, anticipated costs and related notes.

Item	Start Date	Timeframe	Finish Date	Cost	Notes

Development of E-Commerce Website	12/01/04	2 months	2/01/05	$25,000	Probably built by Cybergroup, Inc.. To include visual display of wine inventory and full on-line chase purchase capability. Funding only contingency.

Development of Internet Marketing Plan	12/01/04	3 months	03/01/05	$10,000	The development of a plan to market our site over the Internet, including identifying and negotiating contracts with alliance partners. Funding and willing partners contingencies.

Internet Advertising	02/01/05	8 months	10/01/05	$40,000	Contingent on funding. We will purchase banner ads, email lists, and placement on sites targeted in our marketing plan.

Internet Alliances	12/01/04	6 months	06/01/05	$50,000

Contingent on funding and on finding appropriate and

willing partners.  These alliances are most likely to be

agreements with websites and companies with a

presence on the Internet who cater to high net worth

individuals and to wine purchasers.  We would make

payments to these sites in exchange for exclusive

relationships as their preferred Internet wine partner.

Inventory of Wine from Vineyards	12/01/04	6 months	06/01/05	$100,000

Contingent on funding and finding willing vineyards

We intend to make payments of approximately $5,000

to $10,000  per vineyard to individual vineyards with

whom we will negotiate  exclusive arrangements to

represent their wines for retail sale.  We  would then

carry these vintages on a contingency basis.

Inventory of Wine from Wholesalers	12/01/04	6 months	06/01/05	$100,000	Contingent on funding. We will purchase at wholesale that compliments our product offering.

1st Retail Store	01/01/05	4 months	05/01/05	$50,000

Contingent on identifying, negotiating, executing a- improvements/deposit lease, providing a sufficient credit guarantee and

completing construction as well as on funding.  We

believe that the monthly rental charge will be

approximately $10,000 plus 2% of our gross sales.

Hiring Sales Professional	01/01/05	2 months	03/01/05	$48,750	Contingent on finding a suitable person and funding. $48,750 represents costs for the nine month period ending 07/01/04, or an annualized cost of $65,000.

Retail Store Marketing	03/01/05	7 months	10/01/05	$40,000	Contingent on funding and leasing of retail store(s). This is advertising expenses to attract customers to retail stores. Spent on signage, radio advertising, mailing and promotions.

2nd Retail Store improvements/deposit	05/01/05	3 months	08/01/05	$50,000

Contingent on identifying, negotiating, executing a

lease, providing a sufficient credit guarantee and

completing  construction as well as on funding.  We

believe that the monthly rental charge will be

approximately $10,000 plus 2% of our gross sales.

3rd Retail Store -improvements/deposit	06/01/05	3 months	09/01/05	$50,000

Contingent on identifying, negotiating, executing a

lease, providing a sufficient credit guarantee and

completing construction as well as on funding.  We

believe that the monthly rental charge will be

approximately $10,000 plus 2% of our gross sales.

4th Retail Store improvements/deposit	07/01/05	3 months	10/01/05	$50,000

Contingent on identifying, negotiating, executing a

lease, providing a sufficient credit guarantee and

completing construction as well as on funding.  We

believe that the monthly rental charge will be

approximately $10,000 plus 2% of our gross sales.

Salary of Chief Executive	12/01/04	6 months	06/01/05	$32,500	Contingent on funding and subscription of the full offering.

Applying for Alcohol permits and licenses	11/01/04	5 months	04/01/05	$5,000	Contingent on identifying suppliers or distributors

 Cash Situation

The company is in a very tenuous cash position going forward.  There are reserves of $481 in cash.  At the present rate of expenditure, Wine Purveyors International may have a hard time surviving on this sum.  With no additional funds, our chief executive officer can continue to serve without pay. He would also have to pay for the completion of the website via funds he contributes to us. Jim Price and the company do not have any present agreements or understandings with respect to Jim Price’s obligations to provide additional funds. He would then be able to offer the wine in inventory for sale online and, should such wine be successfully sold, then it is possible that the proceeds therefrom could be sufficient to commence a portion of our articulated plan.  We may also be able to hire a sales person completely on commission and/or occupy unused space of a current retail store in exchange for a percentage of our sales, thus being able to open a retail space without additional cash.  Mr. Price might also be able to personally sell the wine to acquaintances and friends in the wine world and perhaps there will be sufficient proceeds from such sales to commence operations.  There can be no assurance that Wine Purveyors International will develop any customers, or that its pricing arrangement with such customers, if located, will be sufficient to provide Wine Purveyors International with the financial resources necessary to continue operation. There can also be no assurance that proceeds raised from this offering will be sufficient to develop the contemplated offering in a store or on the website.  Without minimum proceeds from our offering of $100,000, we will not be able to commence operations at all.  If the offering described in this prospectus is fully subscribed and we receive aggregate net proceeds of $972,000, we should not need to raise any additional money during the next 12 months.  If the offering is not fully subscribed, we may have to raise additional funds to complete our plan as described herein, so that the total funds we raise are equal to $972,000 for the twelve month period.  At various levels of proceeds from the offering, please find a table of what we believe we could accomplish.  With at least $72,000 but less than $222,000 in aggregate net proceeds, we will not be able to support both a retail store and a website as planned, and we would have to develop the website first and postpone the building of a retail store.  In this circumstance, we will not be a vehicle for a reverse acquisition.

Aggregate Net Proceeds (Gross Proceeds)	General Plan	Specific Plan Breakdown
$972,000 in aggregate net proceeds ($1,000,000 in gross proceeds)	Plan as articulated	4 retail stores, Internet site, one full time employee
$722,000 in aggregate net proceeds ($750,000 in gross proceeds)	Lesser Plan	2 retail stores, Internet site, one full time employee, less money spent on marketing and web advertising
$472,000 in aggregate net proceeds ($500,000 in gross proceeds)	2 retail stores	2 retail stores, Internet site, one full time employee, less money spent on marketing, web advertising, leasehold improvements, wine inventory
$222,000 in aggregate net proceeds ($250,000 in gross proceeds)	1 retail store	1 retail store, Internet site, one full time employee, less money spent on marketing, web advertising, leasehold improvements, wine inventory

Presently, without the sale of additional shares, we do not have sufficient capital to maintain, grow or continue our operations for the next 12 months.   We do not have sufficient resources to build our Internet website nor to develop or complete our on-line wine offering.  Even if we were to be able to build our website using existing resources, we would be unable to finance the marketing or advertising necessary to attract collectors and investors.  We estimate that we require a minimum of $100,000 in cash within the next 6 months to cause our website and wine offering to be operational and to attract and retain customers.

In the event that only a nominal amount of stock is sold during the offering and there are insufficient proceeds to accomplish our plan of operation as noted above, then we will seek alternatives to the offering in order to execute all or part of our plan of operation.  We will attempt to secure funding from additional sources, including:

•

Loans from our chief executive officer or other stockholders; however, there are currently no preliminary agreements.

•

Credit from consultants, suppliers, vendors and advertisers; however, there are currently no preliminary agreements or understandings.

Specifically, we might seek a loan from our chief executive officer or other stockholder in order to fund all or a part of our operational plan as currently contemplated, although we have no preliminary agreements or other understandings regarding such a loan.  In addition to attempting to secure a loan, we will also look to secure additional inventory for sale by seeking credit from vendors and vineyards that would allow us to stock wine in inventory without having financing proceeds.  We also intend to seek advertising in print trade journals and on the Internet on credit, which would allow us to increase awareness of our website.  We would also look to get credit from marketing consultants and suppliers of market research data, print and collateral materials and other necessary items that would allow us to develop customers for our contemplated on-line wine offering.  We have no preliminary agreements or understandings with any such vendors, vineyards, advertising outlets, consultants and suppliers.  Because we are a development stage company with a very short operating history and with insufficient capital to develop and maintain our operations as currently contemplated, it may be very difficult for us to secure any such credit.

Product Development Plan

We intend to develop our Internet website by February 2005.  In addition, our chief executive officer intends to engage in researching and developing product descriptions, advertising materials and market research on our target demographic of purchasers and on availability, pricing and geographic preferences and retail wine price differentials for our product offering.  Other than this market research, the development of collateral materials and advertising copy and the development of the website, we do not intend to engage in any other research and development.

Employees

We currently have two employees, our chief executive officer, James Price and our director of retail operations, David Grimm.  We intend to hire at least one additional full-time sales and marketing employee over the next 3 to 6 months, which we estimate will cost us $50,000.  David Grimm will be paid $50,000 beginning March 1, 2005 or until revenues are sufficient to support his salary. In the event that revenues are insufficient to pay his salary, Mr. Grimm has agreed to defer his salary for up to 6 months, on a non-accruing basis.

Description of property

We are currently hosted out of the residence of our chief executive officer in Monkton, Maryland, located at 15208 Jarrettsville Pike, Monkton, Maryland 21111.   We believe that these existing facilities are adequate to meet our current, foreseeable requirements or that suitable additional or substitute space will be available on commercially reasonable terms.

Certain relationships and related party transactions

There has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of these people had or will have a direct or indirect material interest, except as listed below:

On January 31, 2003, chief executive officer James Price sold a quantity of wine to us for a purchase price of $51,298.  We issued a note for the amount of the purchase price, payable to Mr. Price.  The note bears interest at an annual rate of 5%.  The principal and interest under the note are due and payable on January 31, 2005.  There is no penalty for prepayment.  Mr. Price paid $51,298 for the wine.

There are no promoters as defined in Rule 405 of Regulation C other than Mr. Price.

Mr. Price is also the sole officer and director of Benacquista Galleries, Inc., another company with a similar business model that is pursuing a similar strategy as Wine Purveyors and is engaged in a concurrent offering under similar terms and conditions to this offering.  The shareholders of both entities are identical.  It is substantially certain that Mr. Price will encounter conflicts regarding opportunities available to both entities.  Mr. Price will resolve conflicts between the two entities with respect to retail space, real estate guarantees, service providers,  potential employees, etc. by making the best judgment he can at the time about which entity would make the most efficient use of the particular resource.   There can be no assurance that he will make such determinations in an objective manner and Wine Purveyors and its shareholders may be harmed by his judgments in these conflicts.  Mr. Price is not disinterested in these conflicts.  He may perceive that his own personal ownership interest in Benacquista might be enhanced by a particular opportunity more than his personal interest in Wine Purveyors, irrespective of how that opportunity might be more appropriate for Wine Purveyors.  There is no mechanism within Wine Purveyors for check, balance or review of Mr. Price’s decisions in these matters.

Sales of our common stock

Common stock. The following table summarizes the private placement transactions in which we sold common stock to our director & executive officer, 5% stockholders and persons and entities affiliated with them.

Price per

Shares of common

Purchaser

 Dates of purchase

share

stock

James Price

director and

executive officer

01/18/2003

$0.001

8,969,100

Totals

 8,969,100

Description of insider sales

Officer and director James Price purchased 8,969,100 shares on January 18, 2003 at a per share purchase price of $0.001.

Indemnification agreements

We intend to enter into indemnification agreements with our sole director and officer.  Such indemnification agreements will require us to indemnify our sole director and officer to the fullest extent permitted by Nevada law. For a description of the limitation of our directors' and officers’ liability and our indemnification of such sole director and officer, see  "Limitation on directors' and officers' Liability and Indemnification."

Conflict of interest policy

We believe that all transactions with affiliates described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  There can be no assurance that we have adhered or will adhere to this policy as Mr. Price is our sole officer and director and there are no independent directors or third parties involved in our decision making.  Mr. Price may have conflicts between Wine Purveyors and Benacquista, another company with a similar business model that is pursuing a similar strategy.  Mr. Price will resolve conflicts between the two entities with respect to retail space, real estate guarantees, service providers, etc. by making the best judgment he can at the time about which entity would make the most efficient use of the particular resource.   There can be no assurance that he will make such determinations in an objective manner and Wine Purveyors and its shareholders may be harmed by his judgments in these conflicts.

Market for common equity and related stockholder matters

There is no trading market for our common stock at present and there has been no trading market to date.  Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.  As August 31, 2004, there are no options outstanding to purchase shares of our common stock and no options to purchase our common stock that are authorized and available for grant.  We have 10,000,000 shares that are currently eligible for sale under Rule 144, subject to volume limitations and filing requirements.  We have 1,004,100 common shares, which we have agreed to register under the Securities Act in this offering for sale by current security holders.  There are approximately 313 shareholders of record of our shares of common stock.  We have also issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.00 to XCL Partners.  This warrant and the common shares underlying the warrant are required to be registered for resale in any registration statement that we happen to file with the SEC subsequent to the effectiveness of this registration statement.  No dividends have been paid on our common stock to date, and we have no plans to pay dividends on our common stock in the foreseeable future.

The Securities and Exchange Commission has adopted a rule that established the definition of a "penny stock,” for purposes relevant to us, as any equity security that has a market price of less than  $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:  (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a  person's  account  for transactions  in penny  stocks,  the broker or dealer must (i) obtain  financial information  and investment  experience  and objectives of the person;  and (ii)  make a  reasonable  determination  that the  transactions  in penny  stocks  are suitable for that person and that person has sufficient knowledge and experience in financial  matters to be capable of evaluating the risks of  transactions  in penny stocks.  The broker or dealer must also deliver,  prior to any transaction in a penny  stock,  a  disclosure  schedule  prepared by the SEC relating to the penny stock market,  which, in highlight form, (i) sets forth the basis on which the  broker  or dealer  made the  suitability  determination;  and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny  stock  in both  public  offering  and in  secondary  trading,  and  about commissions payable to both the broker-dealer and the registered representative, current  quotations for the securities and the rights and remedies  available to an  investor  in cases of fraud in penny stock  transactions.  Finally,  monthly  statements  have to be sent  disclosing  recent price  information for the penny stock held in the account and information on the limited market in penny stocks. As a result,  if trading in our common stock is  determined to be subject to the above  rules,  a  stockholder  may find it more  difficult  to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Where you can find additional information.

We filed with the Securities and Exchange Commission a registration statement on Form  SB-2  under the  Securities  Act for the  shares  of common  stock in this offering.  This  prospectus  does  not  contain  all of the  information  in the registration  statement  and the exhibits and schedule  that were filed with the registration  statement.  For further information  with  respect to us and our common stock,  we refer you to the  registration  statement and the exhibits and schedule that were filed with the registration  statement.  Statements contained in this prospectus about the contents of any contract or any other document that is  filed  as an  exhibit  to the  registration  statement  are not  necessarily complete,  and we refer you to the full text of the  contract or other  document filed as an exhibit to the  registration  statement.

 Upon effectiveness of our registration statement on Form SB-2, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

You may read and copy all materials, which we file with the Securities and Exchange Commission at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.  You may also visit our website for further information at www.winepurveyorsinternational.com, though such site is currently under construction, we anticipate that it will be operational by February of 2005.

Financial Statements.

WINE PURVEYORS INTERNATIONAL, INC.

(A Development Stage Enterprise)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

AND

FINANCIAL STATEMENTS

June 30, 2004

WINE PURVEYORS INTERNATIONAL, INC.

(A Development Stage Enterprise)

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm

1

Financial Statements:

Balance Sheets – June 30, 2004 and September 30, 2003

2

Statements of Operations for the Nine Months Ended June 30,

  2004 and the Periods January 17, 2003 (Date of Inception)

  Through September 30, 2003 and Through June 30, 2004

3

Statement of Stockholders’ Deficit for the Period January 17, 2003

  (Date of Inception) Through June 30, 2004

4

Statements of Cash Flows for the Nine Months Ended June 30,

  2004 and the Periods January 17, 2003 (Date of Inception)

  Through September 30, 2003 and Through June 30, 2004

5

Notes to Financial Statements

6

HANSEN, BARNETT & MAXWELL

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Wine Purveyors International, Inc.

We have audited the accompanying balance sheets of Wine Purveyors International, Inc. (a development stage enterprise) as of June 30, 2004 and September 30, 2003, and the related statements of operations, stockholders’ deficit and cash flows for the nine months ended June 30, 2004 and the periods January 17, 2003 (date of inception) through September 30, 2003 and through June 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Wine Purveyors International, Inc. as of June 30, 2004 and September 30, 2003, and the results of its operations and its cash flows for the nine months ended June 30, 2004 and the periods January 17, 2003 (date of inception) through September 30, 2003 and through June 30, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s lack of operating history raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding this matter is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

August 28, 2004

WINE PURVEYORS INTERNATIONAL, INC.

(A Development Stage Enterprise)

BALANCE SHEETS

ASSETS

June 30,

September 30,

2004

2003

Current Assets

Cash

$

481

$

481

Inventory

51,298

51,298

Total Current Assets

51,779

51,779

Total Assets

$

51,779

$

51,779

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable

$

4,372

$

510

Accrued interest

3,634

1,709

Note payable to related party

51,298

 --

Total Current Liabilities

59,304

2,219

Long-Term Liabilities

Note payable to related party

--

51,298

Total Liabilities

59,304

53,517

Stockholders’ Deficit

Common stock – $0.001 par value; 50,000,000 shares

   authorized; 10,000,000 shares issued and outstanding

10,000

10,000

Additional paid-in capital

43,454

22,550

Deficit accumulated during the development stage

(60,979)

(34,288)

Total Stockholders’ Deficit

(7,525)

(1,738)

Total Liabilities and Stockholders’ Deficit

$

51,779

$

(51,779)

The accompanying notes are an integral part of these financial statements.

49

WINE PURVEYORS INTERNATIONAL, INC.

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

Cumulative

January 17,

January 17,

2003 (date of

2003 (date of

Nine months

inception)

inception)

Ended

through

through

June 30,

September 30,

June 30,

2004

2003

2004

Revenue

$

--

$

--

$

--

General and administrative expenses

24,766

32,579

57,345

Interest expense

1,925

1,709

3,634

Net Loss

$

(26,691)

$

(34,288)

$

(60,979)

Basic and Diluted Loss per Share

$

--

$

--

$

--

Weighted Average Number of Shares

         Outstanding

10,000,000

9,883,721

The accompanying notes are an integral part the of these financial statements.

WINE PURVEYORS INTERNATIONAL, INC.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS' DEFICIT

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Balance - January 17, 2003	-	$ -	$ -	$ -	$ -

Shares Issued for cash, January 2003
$0.001 per share	10,000,000	10,000	-	-	10,000

Capital contributions by majority
shareholder	-	-	22,550	-	22,550

Net loss	-	-	-	(34,288)	(34,288)

Balance - September 30, 2003	10,000,000	10,000	22,550	(34,288)	(1,738)

Capital contributions by majority
shareholder	-	-	20,904	-	20,904

Net loss	-	-	-	(26,691)	(26,691)

Balance - June 30, 2004	10,000,000	$ 10,000	$ 43,454	$ (60,979)	$ (7,525)

The accompanying notes are an integral part of these financial statements.

WINE PURVEYORS INTERNATIONAL, INC.

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

Cumulative

January 17,

January 17,

2003 (date of

2003 (date of

Nine months

inception)

inception)

Ended

through

through

June 30,

September 30,

June 30,

2004

2003

2004

Cash Flows from Operating Activities

Net loss

$

(26,691)

$

(34,288)

$

(60,979)

Change in current liabilities:

Accounts payable

3,862

510

4,372

Accrued interest

1,925

1,709

3,634

     Net Cash from Operating Activities

(20,904)

(32,069)

(52,973)

Cash Flows from Investing Activities

--

--

--

Cash Flows from Financing Activities

Capital contributions from majority shareholder

20,904

22,550

43,454

Sale of common stock

—

10,000

10,000

    Net Cash from Financing Activities

20,904

32,550

53,454

Net Increase in Cash

--

481

481

Cash at Beginning of Period

481

--

--

Cash at End of Period

$

481

$

481

$

481

Non Cash Financing Activities

Acquisition of inventory by issuance of a note

  payable to a related party

$

—

$

51,298

$

51,298

The accompanying notes are an integral part of these financial statements.

WINE PURVEYORS INTERNATIONAL, INC.

(A Development Stage Enterprises)

NOTES TO FINANCIAL STATEMENTS

June 30, 2004

NOTE 1 – NATURE OF BUSINESS

Organization and Nature of Operations — On January 17, 2003, Wine Purveyors International, Inc. (“the Company”) was organized under the laws of the State of Nevada.  The Company is considered a development stage enterprise and is in the process of raising capital to fund operations. As such, the Company has since inception spent most of its efforts in developing its business plan, constructing core materials for eventual sale to customers and in raising capital to fund its operations. The Company has relied upon cash flows from equity issuances to sustain operations. The planned operations of the Company consist of selling wine through the internet. The Company has had no revenues from any source to date.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Condition — The Company is a new company with no operating history. It has not yet been able to execute its business plan. This situation raises substantial doubt about its ability to continue as a going concern. The Company plans to fund its operations with a public offering of 1,000,000 shares of common stock, which could generate up to an estimated $1,000,000, less offering costs. In the event that the Company does not generate these funds, the Company’s president has indicated that he will loan sufficient funds to cover operating needs for the next twelve months. However, there is no guarantee that these loans will be made.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments — The carrying amounts reported in the accompanying financial statements for current assets approximate fair values because of the immediate or short-term maturities of these financial instruments.

Income Taxes — The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled.  Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Cash – Cash consists of a deposit with a bank.

Inventories — Inventory is stated at the lower of cost or market.

Net Loss Per Share-Basic and Diluted — Basic loss per common share is computed on the basis of the weighted-average number of common shares outstanding during the period. Diluted income per share is computed on the basis of the weighted-average number of common shares and all potentially issuable common shares outstanding during the year. As of June 30, 2004, there were warrants to purchase 1,000,000 common shares that were excluded from the computation of diluted net loss per share as the effect would be anti-dilutive, thereby decreasing the net loss per common share.

NOTE 3 – INVENTORIES

Value — Inventories are stated at the lower of cost or market.  When there is evidence that the inventories value is less than the original cost, the inventory is reduced to market value. The Company determines market value from periodic professional appraisals.   Appraisals are performed annually, or more often, as deemed appropriate.  On October 12, 2003, Robert Schindler appraised the wine inventory and provided an estimated market value of $61,795.

Composition— Bottled wine is purchased and stored in their original cases and sold primarily in cases, although some cases are opened for individual bottle sales.

NOTE 4 – STOCKHOLDERS’ EQUITY AND WARRANTS

Common Stock — In January 2003, the Company issued 10,000,000 shares of common stock to various individuals, including officers of the Company, for cash proceeds of $10,000 or $0.001 per share.

Additional Paid-in Capital — The majority shareholder made cash contributions totaling $20,904 and $22,550 for the nine months ended June 30, 2004 and the period from January 17, 2003 (date of inception) through September 30, 2003, respectively.

Warrants — In January 2003, the Company issued warrants to purchase 1,000,000 shares of common stock to an unaffiliated company. The following summarizes outstanding warrants at June 30, 2004 and September 30, 2003:

Weighted-Average

Weighted-Average

Exercise

Remaining

      Fixed Warrants

Warrants

Price

Contractual Life

Outstanding at January 17, 2003 (date

-

$

-

-

   of inception)

Issuances

1,000,000

1.00

Outstanding at September 30, 2003

1,000,000

$

1.00

2.34 years

Issuances

-

-

Outstanding at June 30, 2004

1,000,000

$

1.00

1.59 years

NOTE 5 – RELATED PARTY TRANSACTIONS

In January 2003, the major shareholder sold a portion of his wine collection to the Company for $51,298 represented by an unsecured note payable. The note bears interest at 5% per annum and is due in full January 31, 2005 with no periodic payments required. The purchase price represents the shareholder’s original cost in the wine which was originally acquired for cash, from unrelated parties over the past five years.

NOTE 6 – INCOME TAXES

The Company has paid no federal or state income taxes since its incorporation. As of June 30, 2004 and September 30, 2003, the Company had net operating loss carry forwards for federal income tax reporting purposes of $60,979 and $34,288 which, if unused, will begin to expire in 2023. The net deferred tax asset consists of the following:

June 30,

September 30,

2004

2003

Deferred tax asset – operating loss carryforwards

$

20,733

$

11,658

Valuation allowance

(20,733)

(11,658)

Total Deferred Income Tax Asset

$

-

$

-

The following is a reconciliation of the income tax computed using the federal statutory rate to the provision for income taxes:

Tax at federal statutory rate (34%)

$

(9,075)

$

(11,658)

Change in valuation allowance

9,075

11,658

Provision for Income Taxes

$

-

$

-

[Inside back cover wine]

(Outside back cover page)

Dealer prospectus delivery obligation

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to delivery a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WINE PURVEYORS INTERNATIONAL, INC.

Wine Purveyors International, Inc.

Registration statement on form SB-2

Part II

Information not required in prospectus

Indemnification of directors and officers

Article V of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf of us if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding,  the  indemnified  party had no reason to believe his or her conduct was unlawful.

We intend to enter into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into  indemnification  agreements  with any new directors and executive officers in the future.  The  indemnification  agreements  may require us, among other things,  to indemnify our directors and officers against certain liability that may arise by reason of their  status or service as  directors  and officers, other than liabilities  arising from willful  misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which  they  could be  indemnified,  and to obtain  directors  and  officers' insurance, if available on reasonable terms.

Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than commissions, payable by us in connection with the sale of common stock being registered.  All amounts are estimates.

SEC registration fee.....................................…………

$

300

Printing and engraving costs.....................….…….…..

1,000

Legal fees and expenses............................….......…....

16,000

Accounting fees and expenses...........................…......

6,000

Blue sky fees and expenses...............................…......

2,500

Transfer agent and registrar fees.....................…........

1,200

Miscellaneous expenses.................................….......…

1,000

Total.............................................................…………..

$

28,000

The selling shareholders will not pay any of the registration expenses.  Please note that Mr. Price has already paid this amount of $28,000 on behalf of the company.

Recent sales of unregistered securities

Between January 17, 2003 and January 31, 2003, the registrant sold 10,000,000 shares of common stock.  There was no public offering of the shares.  The duration of the offering period was January 17, 2003 to January 31, 2003 at a price per share of par value of $0.001 per share, for total offering proceeds to the company of $10,000. These issuances are exempt from registration under the Securities Act in accordance with Section 4(2) of the Act.  These shares were issued to our chief executive officer and sole director and to acquaintances, associates and friends of our chief executive officer and sole director.  A total of 313 offers concerning the securities were made during the period of the offering.  There was no general solicitation, public announcement, advertisement or general offering of the securities.  All of the offers were made to acquaintances and business associates of the officer and director of the company.  These 313 offers resulted in sales of 10,000,000 shares to 313 shareholders of record.  Of the 313 sales that took place, 63 sales were made to unaccredited, non-affiliate investors. Mr. Price made his determination of sophistication of the 63 unaccredited investors through his personal knowledge of the investment history and level of financial education and/or business acumen of these personal acquaintances. In the same fashion, Mr. Price also made his determination of sophistication that the remaining 250 investors were accredited, affiliate investors.

Mr. Price has known Timothy J. Rieu for the past fifteen years as a co-worker and friend.  Mr. Rieu and Mr. Price worked together as stockbrokers in the early 1980’s and have maintained a close friendship since that time.  Mr. Price is neighbors with David Pieffer,

whom he has known for more than eight years.    Mr. Price has known David Grimm for more than six years.  Mr. Grimm was a co-worker of Mr. Price’s at Columbia Financial Group of Lutherville, MD.

The remaining investors who purchased their shares for $0.001 per share for a total purchase price of $0.10 are either former co-workers, present co-workers, close friends, social acquaintances, or former clients of Mr. Price whom he contacted with respect to this offering either in person, over the telephone, via email or via the mail.

Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information:

•

the information required to be furnished in Part I of Form SB-2 under the Securities Act;

•

the information required by Item 310 of Regulation S-B;

•

the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; and

•

written disclosure regarding the limitations and restrictions on resale of the securities.

   Price

   per

  Shares of common

Purchaser

       Dates of purchase

   share

  stock

James Price

director and

executive officer

       01/17/03

$0.001

  8,969,100

Timothy J. Rieu

01/17/03

     $0.001

    400,000

David Pieffer

01/17/03

     $0.001

    400,000

David Grimm

01/17/03

     $0.001

    200,000

Friends and

acquaintances of

James Price who as

a group own

01/17/03

     $0.001

    30,900

XCL Partners

01/31/03

     $0.001

 1,000,000 (1)

(1)  Common Stock Purchase Warrant for 1,000,000 Shares of Common Stock of Wine Purveyors International, Inc. This warrant is excerciseable at $1.00 per share.  XCL partners received the warrants in exchange for conducting due diligence of Wine Purveyors on a discretionary basis and for considering Wine Purveyors as a possible future investment. Although the warrants have no current value, XCL Partners may perform due diligence in the future. However, they are under no legal obligation to do so. If they do perform due diligence, the estimated value of this service would be worth $1,000.

The company has relied on Section 4(2) of the Securities Act of 1933 for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering.  All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549.  All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of Wine Purveyors International. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for Wine Purveyors International. In addition, each was granted physical access to Wine Purveyors International facilities for inspection.  Transactions by the registrant involving the sales of these securities set forth above were issued under  the "private placement" exemptions under the Securities Act of 1933 as transactions by an issuer not involving any public offering. The registrant has made its own independent determination, based on its own investigation as to whether each person is:

•

a sophisticated investor capable of assessing the risks inherent in a private offering;

•

able to bear the economic risk of his investment; and

•

aware that the securities were not registered under the Securities Act of 1933 and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom.

The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

For additional information  concerning  these equity  investment  transactions, reference is made to the information  contained under the caption "Related party transactions" in the form of prospectus included herein.

Exhibits

Number description

3.1 (a)

Articles of incorporation of the registrant

3.2 (a)

Bylaws of the registrant.

4.1 (a)

Specimen common stock certificate.

4.2 (b)

Warrant agreement between the registrant and XCL Partners dated January 31, 2003.

5.1

Opinion of Jonathan Ram Dariyanani, Esq.

10.1(a)

Note agreement between the registrant and James Price, dated January 31, 2003.

10.2

(c)

Escrow Agreement between registrant and Jonathan Dariyanani, dated August 5, 2004.

10.3

(c)

Form of Subscription Agreement

23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants

23.2

Consent of Jonathan Ram Dariyanani, Esq.

(included in Exhibit 5.1).

99.1

Appraisal of Wine Inventory, dated October 12, 2003.

(a) Filed previously with the commission in registrant's  Filing on Form SB-2 on March 28, 2003.

(b) Filed previously with the commission in registrant's  Filing on Form SB-2 on July 15, 2003.

(c) Filed previously with the commission in registrant’s Filing on Form SB-2 on August 11, 2004.

Undertakings

Insofar as indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to our sole director and  controlling person under the foregoing provisions, we have been advised that  in  the  opinion  of  the   Securities   and  Exchange   Commission   such indemnification  is against public policy as expressed in the Securities Act and is,  therefore,  unenforceable.  In the event  that a claim for  indemnification against such liabilities  (other than the payment by us of expenses  incurred or paid by one or more of our  directors,  officers or  controlling  persons in the  successful defense of any action, suit or proceeding) is asserted by one or more of our  directors,  officers  or  controlling  persons  in  connection  with the securities being  registered,  we will, unless in the opinion of our counsel the matter  has  been  settled  by  controlling  precedent,  submit  to a  court  of appropriate  jurisdiction  the question  whether such  indemnification  by us is against public policy as expressed in the Securities Act or otherwise and will be governed by the final adjudication of such issue.

We hereby undertake:

(1) to  file  during  any  period  in  which  we  offer  or sell  securities,  a post-effective  amendment  to this  registration  statement:  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events which, individually or together,  represent a fundamental   change  in  the   information  in  the   registration   statement. Notwithstanding the foregoing,  any increase or decrease in volume of securities offered (if the total dollar value of  securities  offered would not exceed that which  was  registered)  and any  deviation  from  the  low or  high  end of the estimated  maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange  Commission  under Rule 424(b) if, in the aggregate,  the changes in volume and price  represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of the Registration  Fee" table in the  effective  registration  statement;  and (c) to include  any  additional  or  changed  material   information  on  the  plan  of distribution  not  previously  disclosed  in the  registration  statement or any material change to such information in the registration statement.

(2) That, for the purpose of  determining  liability  under the Securities  Act, each such  post-effective  amendment  shall be  deemed to be a new  registration statement relating to the securities  offered therein,  and the offering of such securities  at that  time  shall be  deemed to the  initial  bona fide  offering thereof.

(3) To remove from  registration by means of a  post-effective  amendment any of the securities that remain unsold at the termination of the offering.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Monkton, State of Maryland on  September 23, 2004.

Wine Purveyors International, Inc.

By: /s/ James Price

James Price, chief executive officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ James Price

James Price, chief executive officer

September 23, 2004

/s/ James Price

James Price, principal financial officer

September 23, 2004

/s/ James Price

James Price, principal accounting officer

September 23, 2004

/s/ James Price

James Price, director

September 23, 2004

Exhibit 5.1

Opinion of Jonathan Ram Dariyanani, Esq.

[Jonathan Ram Dariyanani, Attorney At Law Letterhead]

September 23, 2004

Wine Purveyors International, Inc.

15208 Jarrettsville Pike

Monkton, Maryland 21111

Ladies and Gentlemen:

We have acted as counsel to Wine Purveyors International, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 1,000,000 shares of the Company's common stock, $0.001 par value per share (the "Financing Shares”) and 1,004,100 shares of the Company’s common stock, $0.001 par value per share which were previously issued by the Company (the “Resale Shares”).  Together the Financing Shares and the Resale shares shall be known as the “Shares.” This opinion is delivered to you in accordance with the requirements of  Item 601(b)(5) of Regulation S-B under the 1933 Act in connection with the Registration Statement on Form SB-2, Registration Number 333-104131, including all pre-effective and post-effective amendments thereto (the "Registration Statement") for the resale of the Common Stock, filed with the Securities and Exchange (the "Commission") under the 1933 Act.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Nevada, including the statutory provisions, the rules and regulations underlying those provisions, including judicial and regulatory determinations and all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing, it is our opinion that the Financing Shares  have been duly authorized, and, upon issuance, delivery and payment there for in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.   It is our opinion that the Resale Shares have been duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Interest of Named Experts and Counsel" in the Prospectus which is a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Jonathan Ram Dariyanani, Esq.

Jonathan Ram Dariyanani

Exhibit 23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants

HANSEN, BARNETT & MAXWELL

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Wine Purveyors International, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated August 28, 2004 with respect to the June 30, 2004 financial statements of Wine Purveyors International, Inc. in the Registration Statement on Form SB-2, and consent to the use of our name in the “Experts” section of this Registration Statement.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

November 9, 2004

Exhibit 23.2

Consent of Jonathan Ram Dariyanani, Esq.

(Included in Exhibit 5.1)

99.1 Appraisal of Wine Inventory

10/12/03

The following is the Wine inventory and appraised value for Wine Purveyors International, Inc.

WINE	YEAR	CASES	COST	FAIR VALUE	TOTAL
Latour	99	2	2,998 per	1,999	3,998
Latour	94	1	1,800	2,499	2,499
Margaux	99	2	2,800 per	1,799	3,598
Monbousquer	99	10	699 per	799	7,990
Montrose	90	2	2,800 per	3,500	7,000
Mouton	95	1	2,995	2,699	2,699
Mouton	99	2	2,800 per	1,999	3,998
Opus One	98	1	1,630	1,630	1,630
Pavie	99	5	1,129 per	1,499	7,495
Cos D’ Est.	90	1	1,500	1,999	1,999
Cos D’ Est.	95	2	1,400 per	1,199	2,398
Dominus	91	1-6pk	450	999	999
Grand Puy	99	1	299	499	499
Haur Brion	99	2	1,499 per	1,999	3,998
Insignia	99	1	999	999	999
Lafite	88	1	1,995	2,999	2,999
Lafite	95	1	2,999	2,999	2,999
Lafite	99	2	2,800 per	1,999	3,998

					$61,795

Sincerely,

/s/ Robert Schindler

Robert Schindler

President

Pinehurst Wine Shop

Baltimore, MD

410 435 5200

EXHIBIT INDEX

Number description

Exhibits

Number description

3.1 (a)

Articles of incorporation of the registrant

3.2 (a)

Bylaws of the registrant.

4.1(a)

Specimen common stock certificate.

4.2 (b)

Warrant agreement between the registrant and XCL Partners dated January 31, 2003.

5.1

Opinion of Jonathan Ram Dariyanani, Esq.

10.1(a)

Note agreement between the registrant and James Price, dated January 31, 2003.

10.2

(c)                Escrow Agreement between registrant and Jonathan Dariyanani, dated August 5, 2004.

10.3(c)

Form of Subscription Agreement

23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants

23.2

Consent of Jonathan Ram Dariyanani, Esq.

(included in Exhibit 5.1).

99.1

Appraisal of Wine Inventory, dated October 12, 2003.

(a) Filed previously with the commission in registrant's  Filing on Form SB-2 on March 28, 2003.

(b) Filed previously with the commission in registrant's  Filing on Form SB-2 on July 15, 2003.

(c) Filed previously with the commission in registrant’s Filing on Form SB-2 on August 11, 2004.